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                                                                     EXHIBIT 4.7

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                      STANDARD FUNDING NOTE INDENTURE TERMS

                                 WITH RESPECT TO

                          ALLSTATE LIFE GLOBAL FUNDING

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                                TABLE OF CONTENTS

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
                                                                                         PAGE
                                           ARTICLE 1
                                          DEFINITIONS

   SECTION 1.1      CERTAIN TERMS DEFINED...................................................1
   SECTION 1.2      INTERPRETATION.........................................................10

                                           ARTICLE 2
                                       THE FUNDING NOTE

   SECTION 2.1      PRINCIPAL AMOUNT.......................................................10
   SECTION 2.2      STATUS OF FUNDING NOTE.................................................10
   SECTION 2.3      FORM OF FUNDING NOTE CERTIFICATE.......................................10
   SECTION 2.4      CURRENCY; DENOMINATIONS................................................11
   SECTION 2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATE...........................12
   SECTION 2.6      REGISTRATION, TRANSFER AND EXCHANGE....................................13
   SECTION 2.7      MUTILATED, DESTROYED, LOST OR STOLEN FUNDING NOTE CERTIFICATES.........15
   SECTION 2.8      INTEREST RECORD DATES..................................................16
   SECTION 2.9      CANCELLATION...........................................................16
   SECTION 2.10     WITHHOLDING TAX........................................................17
   SECTION 2.11     TAX TREATMENT..........................................................17

                                           ARTICLE 3
              REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

   SECTION 3.1      REDEMPTION OF FUNDING NOTE.............................................18
   SECTION 3.2      REPAYMENT AT THE OPTION OF THE HOLDER..................................21
   SECTION 3.3      REPURCHASE OF FUNDING NOTE.............................................21
   SECTION 3.4      SINKING FUNDS..........................................................22

                                           ARTICLE 4
           PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT;
                                           COVENANTS

   SECTION 4.1      PAYMENT OF PRINCIPAL AND INTEREST......................................22
   SECTION 4.2      OFFICES FOR PAYMENTS, ETC..............................................25
   SECTION 4.3      APPOINTMENT TO FILL A VACANCY IN OFFICE OF FUNDING NOTE
                    INDENTURE TRUSTEE......................................................25
   SECTION 4.4      FUNDING NOTE PAYING AGENTS.............................................25
   SECTION 4.5      FUNDING NOTE CALCULATION AGENT.........................................29
   SECTION 4.6      CERTIFICATE TO FUNDING NOTE INDENTURE TRUSTEE..........................32
   SECTION 4.7      NEGATIVE COVENANTS.....................................................32
   SECTION 4.8      ADDITIONAL AMOUNTS.....................................................35

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
                                           ARTICLE 5
        REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

   SECTION 5.1      EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF
                    DEFAULT................................................................36
   SECTION 5.2      COLLECTION OF INDEBTEDNESS BY FUNDING NOTE INDENTURE TRUSTEE;
                    FUNDING NOTE INDENTURE TRUSTEE MAY PROVE DEBT..........................39
   SECTION 5.3      APPLICATION OF PROCEEDS................................................42
   SECTION 5.4      SUITS FOR ENFORCEMENT..................................................43
   SECTION 5.5      RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS....................43
   SECTION 5.6      LIMITATIONS ON SUITS BY HOLDERS........................................43
   SECTION 5.7      POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER
                    OF DEFAULT.............................................................44
   SECTION 5.8      CONTROL BY THE HOLDERS.................................................45
   SECTION 5.9      WAIVER OF PAST DEFAULTS................................................45

                                           ARTICLE 6
                              THE FUNDING NOTE INDENTURE TRUSTEE

   SECTION 6.1      CERTAIN DUTIES AND RESPONSIBILITIES....................................46
   SECTION 6.2      CERTAIN RIGHTS OF THE FUNDING NOTE INDENTURE TRUSTEE...................47
   SECTION 6.3      NOT RESPONSIBLE FOR RECITALS, VALIDITY OF THE FUNDING NOTE
                    OR APPLICATION OF THE PROCEEDS.........................................49
   SECTION 6.4      MAY HOLD FUNDING NOTE; COLLECTIONS, ETC................................49
   SECTION 6.5      FUNDS HELD BY FUNDING NOTE INDENTURE TRUSTEE...........................49
   SECTION 6.6      COMPENSATION; REIMBURSEMENT; INDEMNIFICATION...........................49
   SECTION 6.7      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY................................50
   SECTION 6.8      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE..............51
   SECTION 6.9      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.........................52
   SECTION 6.10     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS
                    OF FUNDING NOTE INDENTURE TRUSTEE......................................53
   SECTION 6.11     LIMITATIONS ON RIGHTS OF FUNDING NOTE INDENTURE TRUSTEE AS
                    CREDITOR...............................................................54

                                           ARTICLE 7
            HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND TRUST

   SECTION 7.1      GLOBAL FUNDING TO FURNISH FUNDING NOTE INDENTURE TRUSTEE
                    NAMES AND ADDRESSES OF HOLDERS.........................................54
   SECTION 7.2      PRESERVATION OF INFORMATION; COMMUNICATION TO HOLDERS..................54
   SECTION 7.3      REPORTS BY FUNDING NOTE INDENTURE TRUSTEE..............................54
   SECTION 7.4      REPORTS BY GLOBAL FUNDING..............................................55

                                           ARTICLE 8
                                    CONCERNING EACH HOLDER

   SECTION 8.1      EVIDENCE OF ACTION TAKEN BY A HOLDER...................................56

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
   SECTION 8.2      PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF FUNDING NOTE.......57
   SECTION 8.3      VOTING RECORD DATE.....................................................57
   SECTION 8.4      PERSONS DEEMED TO BE OWNERS............................................57
   SECTION 8.5      ANY PORTION OF FUNDING NOTE OWNED BY GLOBAL FUNDING DEEMED
                    NOT OUTSTANDING........................................................58
   SECTION 8.6      RIGHT OF REVOCATION OF ACTION TAKEN; BINDING EFFECT OF ACTIONS
                    BY HOLDERS.............................................................58

                                           ARTICLE 9
                             SUPPLEMENTAL FUNDING NOTE INDENTURES

   SECTION 9.1      SUPPLEMENTAL FUNDING NOTE INDENTURES WITHOUT CONSENT OF HOLDERS........59
   SECTION 9.2      SUPPLEMENTAL FUNDING NOTE INDENTURES WITH CONSENT OF HOLDERS...........60
   SECTION 9.3      COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL
                    FUNDING NOTE INDENTURE.................................................61
   SECTION 9.4      DOCUMENTS TO BE GIVEN TO FUNDING NOTE INDENTURE TRUSTEE................62
   SECTION 9.5      NOTATION ON FUNDING NOTE CERTIFICATE IN RESPECT OF SUPPLEMENTAL
                    FUNDING NOTE INDENTURES................................................62

                                          ARTICLE 10
                           CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   SECTION 10.1     GLOBAL FUNDING MAY MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY
                    UNDER CERTAIN CIRCUMSTANCES............................................62

                                          ARTICLE 11
                   SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

   SECTION 11.1     SATISFACTION AND DISCHARGE OF INDENTURE................................63
   SECTION 11.2     APPLICATION BY FUNDING NOTE INDENTURE TRUSTEE OF FUNDS DEPOSITED
                    FOR PAYMENT OF FUNDING NOTE............................................64
   SECTION 11.3     REPAYMENT OF FUNDS HELD BY FUNDING NOTE PAYING AGENT...................64
   SECTION 11.4     RETURN OF FUNDS HELD BY FUNDING NOTE INDENTURE TRUSTEE AND
                    FUNDING NOTE PAYING AGENT..............................................64

                                          ARTICLE 12
                              MEETINGS OF HOLDERS OF FUNDING NOTE

   SECTION 12.1     PURPOSES FOR WHICH MEETINGS MAY BE CALLED..............................64
   SECTION 12.2     CALL, NOTICE AND PLACE OF MEETINGS.....................................64
   SECTION 12.3     PERSONS ENTITLED TO VOTE AT MEETINGS...................................65
   SECTION 12.4     QUORUM; ACTION.........................................................65
   SECTION 12.5     DETERMINATION OF VOTING RIGHTS; CONDUCT OF ADJOURNMENT OF
                    MEETINGS...............................................................66
   SECTION 12.6     COUNTING VOTES AND RECORDING ACTION OF MEETINGS........................67

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
                                          ARTICLE 13
                                   MISCELLANEOUS PROVISIONS

   SECTION 13.1     NO RECOURSE............................................................68
   SECTION 13.2     PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND
                    HOLDERS................................................................68
   SECTION 13.3     SUCCESSORS AND ASSIGNS OF GLOBAL FUNDING BOUND BY INDENTURE............68
   SECTION 13.4     NOTICES AND DEMANDS ON GLOBAL FUNDING, FUNDING NOTE INDENTURE
                    TRUSTEE AND ANY HOLDER.................................................69
   SECTION 13.5     TRUST CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE
                    CONTAINED THEREIN......................................................70
   SECTION 13.6     GOVERNING LAW..........................................................72
   SECTION 13.7     COUNTERPARTS...........................................................72
   SECTION 13.8     TRUST INDENTURE ACT TO CONTROL.........................................72
   SECTION 13.9     JUDGMENT CURRENCY......................................................72

                                          ARTICLE 14
                                       SECURITY INTEREST

   SECTION 14.1     SECURITY INTEREST......................................................73
   SECTION 14.2     REPRESENTATIONS AND WARRANTIES.........................................74
   SECTION 14.3     ADDITIONAL REPRESENTATIONS AND WARRANTIES..............................75
   SECTION 14.4     FURTHER ASSURANCES; COVENANTS..........................................76
   SECTION 14.5     GENERAL AUTHORITY......................................................78
   SECTION 14.6     REMEDIES UPON EVENT OF DEFAULT.........................................78
   SECTION 14.7     LIMITATION ON DUTIES OF FUNDING NOTE INDENTURE TRUSTEE WITH
                    RESPECT TO FUNDING NOTE COLLATERAL.....................................79
   SECTION 14.8     CONCERNING THE FUNDING NOTE INDENTURE TRUSTEE..........................80
   SECTION 14.9     TERMINATION OF SECURITY INTEREST.......................................80

EXHIBIT A-1  FORM OF FUNDING NOTE RELATED TO SECURED MEDIUM TERM NOTES ISSUED UNDER THE
             SECURED MEDIUM TERM NOTES PROGRAM
EXHIBIT A-2  FORM OF FUNDING NOTE RELATED TO SECURED MEDIUM TERM NOTES ISSUED UNDER THE
             ALLSTATE LIFE(SM) CORENOTES(M) PROGRAM
EXHIBIT B    FORM OF CERTIFICATE OF AUTHENTICATION

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                              RECONCILIATION TABLE

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
TRUST INDENTURE ACT SECTION                         FUNDING NOTE INDENTURE SECTION
Section 310(a)(1)..............................................................6.7
(a)(2).........................................................................6.7
(b)............................................................................6.8
Section 311(a)................................................................6.11
Section 312(a).................................................................7.1
(b)............................................................................7.2
(c)............................................................................7.2
Section 313(a)..............................................................7.3(b)
(b).........................................................................7.3(c)
(c).........................................................................7.3(d)
(d).........................................................................7.3(d)
Section 314(a).................................................................7.4
(b).........................................................................7.3(f)
(c)(1).....................................................................13.5(a)
(c)(2).....................................................................13.5(a)
(e)........................................................................13.5(b)
(f)........................................................................13.5(a)
Section 315(c)..............................................................6.1(b)
Section 316(a) (last sentence).................................................8.5
(a)(1)(A)......................................................................5.8
(a)(1)(B)......................................................................5.9
(b)............................................................................5.6
Section 317(a)(1)...........................................................5.2(c)
(a)(2)......................................................................5.2(c)
(b).........................................................................4.4(a)
Section 318(a)................................................................13.8
(c)...........................................................................13.8

     This reconciliation table shall not be deemed to be part of the Funding
Note Indenture for any purpose.

     Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained in the Funding Note Indenture.

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     This document constitutes the Standard Funding Note Indenture Terms, which will be incorporated by reference in the Funding Note Indenture (as defined below), by and between Global Funding (as defined below) and the Indenture Trustee (as defined below).

     These Standard Funding Note Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Funding Note Indenture.

     The following Standard Funding Note Indenture Terms shall govern the Funding Note subject to contrary terms and provisions expressly adopted in the Funding Note Indenture, any Supplemental Funding Note Indenture or the Funding Note, which contrary terms shall be controlling.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 CERTAIN TERMS DEFINED. The following terms shall have the meanings specified in this Section for all purposes of the Funding Note Indenture and the Funding Note, unless otherwise expressly provided. All other terms used in the Funding Note Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Funding
Note Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Funding Note Indenture as originally executed.

     "ADDITIONAL AMOUNTS" means any additional amounts which may be required by the Funding Note, under circumstances specified in the Funding Note Certificate or Supplemental Funding Note Indenture, to be paid by Global Funding in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

     "ADMINISTRATIVE SERVICES AGREEMENT" means that certain administrative services agreement included in Section - of the Series Instrument, by and between the Issuing Trust and the Administrator, as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

     "ADMINISTRATOR" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Issuing Trust, and its permitted successors and assigns.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

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     "AGENTS" has the meaning set forth in the Distribution Agreement.

     "AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT" means that certain Amended and Restated Administrative Services Agreement dated as of - , 2004, between the Global Funding Administrator and Global Funding, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "AMENDED AND RESTATED SUPPORT AGREEMENT" means that certain Amended and Restated Support Agreement dated as of - , 2004, between the Funding Agreement Provider and Global Funding, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "AMENDED AND RESTATED TRUST AGREEMENT" means that certain Amended and Restated Trust Agreement dated as of - , 2004, pursuant to which Global Funding is continued, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "ANNUAL REDEMPTION PERCENTAGE REDUCTION" has the meaning specified in the Funding Note Certificate.

     "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that, if the Specified Currency of the Funding Note is other than U.S. Dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Target System is open).

     "CLOSING INSTRUMENT" means the closing instrument of the Issuing Trust, pursuant to which the Indenture and the Funding Note Indenture are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Issuing Trust and the issuance of the Funding Note by Global Funding.

     "CODE" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Funding Note Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "COORDINATION AGREEMENT" means that certain Coordination Agreement included in Section - of the Series Instrument, among the Funding Agreement Provider, Global Funding, the Funding Note Indenture Trustee, the Issuing Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

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     "CORPORATE TRUST OFFICE" means the office of the Funding Note Indenture
Trustee at which the Funding Note Indenture shall, at any particular time, be principally administered, which office is, at the date as of the Funding Note Indenture located at 201 North Central Avenue, Phoenix, AZ 85004, except that for the purposes of Section 4.2 it shall be 55 Water Street, 1st Floor, Jeannette Park Entrance, New York, New York 10041, or such other location as may be specified in or pursuant to the Funding Note Certificate.

     "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "DEFAULTED INTEREST" has the meaning specified in Section 2.8(b).

     "DELAWARE TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation not in its individual capacity but solely as trustee and its successors.

     "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of -, 2004, by and among Global Funding and the Agents named therein, as the same may be amended, restated, modified or supplemented from time to time.

     "EURO" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

     "EVENT OF DEFAULT" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE RATE AGENT" means the Funding Note Indenture Trustee in its capacity as exchange rate agent or any other person specified as exchange rate agent with respect to the Funding Note in the Funding Note Certificate.

     "FUNDING AGREEMENT" means each funding agreement issued by the Funding Agreement Provider to Global Funding, which is immediately pledged and collaterally assigned by Global Funding to the Funding Note Indenture Trustee for the benefit of the Holders of the Funding Note, as the same may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

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     "FUNDING AGREEMENT PROVIDER" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois.

     "FUNDING NOTE" means the note issued by Global Funding and authenticated by the Funding Note Indenture Trustee under the Funding Note Indenture in an authorized denomination and represented by the Funding Note Certificate.

     "FUNDING NOTE CALCULATION AGENT" means the Funding Note Indenture Trustee in its capacity as calculation agent or any other Person specified as calculation agent with respect to the Funding Note in the Funding Note Certificate.

     "FUNDING NOTE COLLATERAL" means, with respect to the Funding Note, the right, title and interest of Global Funding in and to (i) each Funding Agreement held by Global Funding, (ii) all Proceeds in respect of each such Funding Agreement and (iii) all books and records (including without limitation, computer programs, printouts and other computer materials and files) of Global Funding pertaining to the Funding Agreement(s).

     "FUNDING NOTE CERTIFICATE" means a security certificate representing the Funding Note.

     "FUNDING NOTE INDENTURE" means that certain Funding Note Indenture included in Section - of the Closing Instrument, between Global Funding and the Funding
Note Indenture Trustee, as the same may be amended, restated or supplemented from time to time.

     "FUNDING NOTE INDENTURE TRUSTEE" means J.P. Morgan Trust Company, National Association, in its capacity as the funding note indenture trustee, and its successors.

     "FUNDING NOTE PAYING AGENT" means the Funding Note Indenture Trustee in its capacity as paying agent and its successors, and any other Person specified as paying agent with respect to the Funding Note in the Funding Note Certificate.

     "FUNDING NOTE REGISTER" has the meaning specified in Section 2.6(a).

     "FUNDING NOTE REGISTRAR" has the meaning specified in Section 2.6(a).

     "GLOBAL FUNDING" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware and its successors.

     "GLOBAL FUNDING ADMINISTRATOR" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of Global Funding, and its permitted successors and assigns.

     "GLOBAL FUNDING TRUST BENEFICIAL OWNER" means AMACAR Pacific Corp., in its capacity as the sole beneficial owner of Global Funding, and its successors.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such

                                        4
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Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business.

     The term "GUARANTEE" used as a verb has a corresponding meaning.

     "HOLDER" means, with respect to the Funding Note, any Person in whose name such Funding Note is registered in the Funding Note Register.

     "HOLDER REPRESENTATIVE" has the meaning set forth in Section 5.8(a).

     "INCORPORATED PROVISION" has the meaning set forth in Section 13.8.

     "INDENTURE" means that certain Indenture included in Section - of the Closing Instrument, between the Issuing Trust and the Indenture Trustee, as the same may be amended, restated or supplemented from time to time.

     "INDENTURE TRUSTEE" means J.P. Morgan Trust Company, National Association, in its capacity as indenture trustee, and its successors.

     "INITIAL REDEMPTION DATE" means, with respect to the Funding Note or any portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which the Funding Note or such portion thereof may be redeemed as determined by or pursuant to the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture.

     "INITIAL REDEMPTION PERCENTAGE" has the meaning specified in the Funding Note Certificate.

     "INTEREST PAYMENT DATE" has the meaning specified in Section 2.8(a).

     "INTEREST RESET DATE" has the meaning specified in the Funding Note Certificate.

     "ISSUING TRUST" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "LIBOR" has the meaning ascribed in the Funding Note Certificate.

     "LIBOR CURRENCY" means the currency specified in the Funding Note Certificate as to which LIBOR shall be calculated or, if no currency is specified in the applicable Funding Note Certificate, United States dollars.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For

                                        5
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purposes hereof, Global Funding shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "MARKET EXCHANGE RATE" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

     "MATURITY DATE" means, with respect to the principal (or any installment of principal) of the Funding Note, the Stated Maturity Date, the Trust Notes Maturity Date or any date prior to any such date on which the principal (or such installment of principal) of the Funding Note becomes due and payable whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of Global Funding, notice of the Holder's option to elect repayment or otherwise.

     "NAME LICENSING AGREEMENT" means that certain Name Licensing Agreement included in Section - of the Series Instrument, between Allstate Insurance Company and the Issuing Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "NON-RECOURSE PARTIES" has the meaning set forth in Section 13.1.

     "NOTE" means each medium term note issued by the Issuing Trust and authenticated by the Indenture Trustee under the Indenture, each in an authorized denomination and represented, individually or collectively, by one or more Note Certificates.

     "NOTE CERTIFICATE" means a security certificate representing one or more Notes.

     "OBLIGATIONS" means the obligations of Global Funding secured under the Funding Note and the Funding Note Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Global Funding, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Funding Note or pursuant to the Funding
Note Indenture, (b) all other amounts payable by Global Funding under the Funding Note Indenture or under the Funding Note including all costs and expenses (including attorneys' fees) incurred by the Funding Note Indenture Trustee or any Holder thereof in realizing on the Funding Note Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

     "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who may be an employee of or counsel to Global Funding or the Funding Note Indenture Trustee or who may be other counsel satisfactory to the Funding Note Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

     "ORIGINAL ISSUE DATE" shall have the meaning set forth in the Funding Note Certificate.

                                        6
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     "OUTSTANDING" shall mean, subject to the provisions of Section 8.5, with respect to any portion of the Funding Note as of any particular time, any portion of the Funding Note represented by the Funding Note Certificate executed by Global Funding and authenticated and delivered by the Funding Note Indenture Trustee under the Funding Note Indenture, except (a) any portion of the Funding Note theretofore cancelled by the Funding Note Indenture Trustee or delivered to the Funding Note Indenture Trustee for cancellation; (b) any portion of the Funding Note as to which funds for the full payment or redemption of which in the necessary amount shall have been deposited in trust with the Funding Note Indenture Trustee or with any Funding Note Paying Agent; PROVIDED that if such portion of Funding Note is to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in or pursuant to the Funding Note Indenture, or provision satisfactory to the Funding Note Indenture Trustee shall have been made for giving such notice; and (c) any portion of the Funding Note represented by the Funding Note Certificate in substitution for which one or more other Funding Note Certificates shall have been authenticated and delivered pursuant to the terms of Section 2.5 or which shall have been paid (unless proof satisfactory to the Funding Note Indenture Trustee is presented that any such portion of the Funding Note is held by a Person in whose hands such Funding Note is a legal, valid and binding obligation of Global Funding).

     "OWNER" shall, with respect to each Funding Agreement, have the meaning specified in such Funding Agreement.

     "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

     "PRINCIPAL AMOUNT" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

     "PRINCIPAL FINANCIAL CENTER" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; PROVIDED, HOWEVER, that with respect to United States dollars, Australian dollars, Canadian dollars, Portuguese escudos, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

     "PROCEEDS" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of Global Funding against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

     "REDEMPTION DATE" means, with respect to any portion of the Funding Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of such portion of the Funding Note specified in the relevant notice of redemption provided to the Funding Note Indenture Trustee pursuant to Section 3.1(d).

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     "REDEMPTION PRICE" means, with respect to the Funding Note, an amount equal to the Initial Redemption Percentage specified in the Funding Note Certificate (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

     "REGULAR INTEREST RECORD DATE" has the meaning set forth in Section 2.8(a).

     "REPAYMENT DATE" means, with respect to any portion of the Funding Note to be repaid pursuant to Section 3.2, the date for the repayment of such portion of the Funding Note as determined by or pursuant to the Funding Note Indenture or the Funding Note Certificate or a Supplemental Funding Note Indenture.

     "REPAYMENT PRICE" means, with respect to any portion of the Funding Note to be repaid pursuant to Section 3.2, the price for repayment of such portion of the Funding Note as determined by, or pursuant to, the Funding Note Indenture or the Funding Note Certificate or a Supplemental Funding Note Indenture.

     "RESPONSIBLE OFFICER" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to Global Funding, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Delaware Trustee or the Funding Note Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Delaware Trustee or the Funding Note Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY INTEREST" has the meaning set forth in Section 14.1(a).

     "SERIES INSTRUMENT" means the series instrument of the Issuing Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Issuing Trust.

     "SPECIAL INTEREST RECORD DATE" has the meaning set forth in Section 2.8(b).

     "SPECIFIED CURRENCY" has the meaning specified in Section 2.4.

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     "STATED MATURITY DATE," means with respect to the Funding Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to the Funding Note Indenture or the Funding Note Certificate or a Supplemental Funding Note Indenture as the date on which the principal of the Funding Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

     "SUPPLEMENTAL FUNDING NOTE INDENTURE" has the meaning specified in Section 9.1(a).

     "SUPPORT AGREEMENT" means that certain Support and Expenses Agreement included in Section - of the Series Instrument, by and between the Funding Agreement Provider and the Issuing Trust, as the same may be amended, modified or supplemented from time to time.

     "TARGET SYSTEM" means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System.

     "TAX EVENT" has the meaning specified in Section 3.1(c).

     "TERMS AGREEMENT" means that certain Terms Agreement included in Section - of the Series Instrument, by and among Global Funding, the Issuing Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

     "TRUST AGREEMENT" means that certain Trust Agreement included in Section -of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

     "TRUST BENEFICIAL OWNER" means Global Funding, in its capacity as the sole beneficial owner of the Issuing Trust, and its successors.

     "TRUST CERTIFICATE" means a certificate signed by the Global Funding Administrator on behalf of Global Funding and delivered to the Funding Note Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

     "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended.

     "TRUST NOTES MATURITY DATE" has the meaning specified in the Funding Note Certificate.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; PROVIDED THAT, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Funding Note Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     "UNITED STATES", except as otherwise provided in or pursuant to the Funding
Note Indenture or the Funding Note Certificate, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     "UNITED STATES DOLLARS", "U.S. DOLLARS" or "$" means lawful currency of the United States.

     SECTION 1.2 INTERPRETATION. For all purposes of the Funding Note Indenture except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b) all accounting terms used and not expressly defined shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date of the Funding Note Indenture;

          (c) references to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of the Funding Note Indenture;

          (d) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation"; and

          (e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Funding
               Note Indenture or the intent of the parties.

                                    ARTICLE 2
                                THE FUNDING NOTE

     SECTION 2.1 PRINCIPAL AMOUNT. The principal amount of the Funding Note will be specified in the Funding Note Certificate

     SECTION 2.2 STATUS OF FUNDING NOTE. The Funding Note constitutes a direct, unconditional, unsubordinated and secured non-recourse obligation of Global Funding. The parties hereto agree that the purpose of the Funding Note is to comply with Section 3(a)(7) of the Investment Company Act of 1940, as amended.

     SECTION 2.3    FORM OF FUNDING NOTE CERTIFICATE.

          (a) The Funding Note Certificate, shall be in, or substantially in, the form set forth in Exhibit A-1 or Exhibit A-2, attached hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Funding Note Indenture or as may in Global Funding's judgment be necessary, appropriate or convenient to permit the Funding Note to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Funding Note may be listed, or as may, consistently herewith, be determined by the Responsible Officer of Global Funding executing the Funding Note Certificate, with the approval of the Funding Note Indenture Trustee, as evidenced by his or her execution thereof.

          (b) The Funding Note Certificate may be printed, lithographed, engraved, typewritten, photocopied or otherwise produced in any manner as the Responsible Officer of Global Funding executing the Funding Note Certificate may determine.

          (c) The terms and provisions contained in the Funding Note Certificate and in any Supplemental Funding Note Indenture shall constitute, and are expressly made, a part of the Funding Note Indenture and, to the extent applicable, Global Funding and the Funding Note Indenture Trustee, by their execution and delivery of the Funding Note Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.4    CURRENCY; DENOMINATIONS.

          (a) Unless otherwise specified in the Funding Note Certificate or in any Supplemental Funding Note Indenture, the Funding Note will be denominated in, and payments of principal of, premium and interest on, and Additional Amounts in respect to, the Funding Note will be made in, U.S. dollars. The currency in which the Funding Note is denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Funding Note Indenture referred to as the "SPECIFIED CURRENCY".

          (b) Global Funding appoints the Funding Note Indenture Trustee as Exchange Rate Agent with respect to the Funding Note and the Funding Note Indenture Trustee accepts such appointment.

          (c) If the Specified Currency of the Funding Note is other than U.S. Dollars and such Specified Currency is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of Global Funding, Global Funding will be entitled to satisfy the obligations to the registered holders of the Funding Note by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second business day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate.

          (d) Unless otherwise specified in the Funding Note Certificate or in a Supplemental Funding Note Indenture, the Funding Note shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or equivalent denominations in other currencies.

          (e) Global Funding may (if so specified in the Funding Note Certificate or a Supplemental Funding Note Indenture) without the consent of the Holder of the Funding Note, redenominate the Funding Note on or after the date on which the member state of the European Union in whose national currency the Funding Note is denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the Funding Note Certificate or a Supplemental Funding Note Indenture.

          (f) Unless otherwise specified in the Funding Note Certificate or a Supplemental Funding Note Indenture, if the Specified Currency of the Funding Note is other than U.S. Dollars, Global Funding shall not sell the Funding Note in, or to residents of, the country issuing the Specified Currency.

     SECTION 2.5    EXECUTION, AUTHENTICATION, DELIVERY AND DATE.

          (a) The Funding Note Certificate shall be executed on behalf of Global Funding by any Responsible Officer of the Delaware Trustee. The signature of any Responsible Officer of the Delaware Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

          (b) The Funding Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind Global Funding, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of the Funding Note Certificate or did not hold such office at the date of the Funding Note Certificate.

          (c) At any time, and from time to time, after the execution and delivery of the Funding Note Indenture, Global Funding may deliver the Funding Note Certificate executed by or on behalf of Global Funding to the Funding Note Indenture Trustee for authentication, and the Funding Note Indenture Trustee shall thereupon authenticate and deliver the Funding Note Certificate as provided in the Funding Note Indenture and not otherwise.

          (d) The Funding Note Indenture Trustee shall have the right to decline to authenticate and deliver the Funding Note Certificate under this Section if the Funding Note Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to Global Funding, to the effect that the issuance of

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

               the Funding Note will adversely affect the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture.

          (e) The Funding Note Certificate shall be dated the date of its authentication.

          (f) The Funding Note shall not be entitled to any benefit under the Funding Note Indenture or be valid or obligatory for any purpose, unless there appears on the Funding Note Certificate representing the Funding Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Funding Note Indenture Trustee by manual signature of one of its authorized signatories. Such certificate upon the Funding Note Certificate shall be conclusive evidence, and the only evidence, the Funding Note Certificate has been duly authenticated and delivered under the Funding Note Indenture.

     SECTION 2.6    REGISTRATION, TRANSFER AND EXCHANGE.

          (a) The Funding Note Indenture Trustee will serve initially as registrar (in such capacity, and together with any successor registrar, the "FUNDING NOTE REGISTRAR") for the Funding Note. In such capacity, the Funding Note Indenture Trustee will cause to be kept at the Corporate Trust Office of the Funding Note Indenture Trustee a register (the "FUNDING NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Funding Note Indenture Trustee will provide for the registration of the Funding Note and of transfers of the Funding Note. The Funding Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

          (b) Upon surrender of the Funding Note Certificate for registration of transfer of the Funding Note or any portion thereof, together with the form of transfer endorsed thereon duly completed and executed, at the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or a Supplemental Funding Note Indenture, the Delaware Trustee, on behalf of Global Funding shall execute, and the Funding Note Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Funding Note Certificate of any authorized denomination representing an aggregate principal amount equal to the aggregate principal amount of the Funding Note or a portion thereof represented by the Funding Note Certificate surrendered for registration of transfer.

          (c) At the option of the applicable Holder, the Funding Note Certificate may be exchanged for one or more new Funding Note Certificates, each representing a portion of the Funding Note in an aggregate principal amount equal to the principal amount of the Funding Note. The Funding Note Certificate to be exchanged shall be surrendered at the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or Supplemental Funding Note Indenture. Whenever the Funding Note Certificate is so surrendered for exchange, the Delaware Trustee, on behalf of Global Funding shall execute, and the Funding Note Indenture Trustee shall authenticate and deliver, the Funding Note Certificate or Funding Note Certificates which the applicable Holder is entitled to receive, bearing numbers, letters or other designating marks not contemporaneously outstanding.

          (d) Each Funding Note Certificate executed, authenticated and delivered upon any transfer or exchange shall be a valid obligation of Global Funding, evidencing the same debt, and entitled to the same benefits under the Funding Note Indenture, as the Funding Note Certificate surrendered in connection with any such transfer or exchange. Upon surrender, transfer or exchange of the Funding Note Certificate pursuant to this Section 2.6, each new Funding Note Certificate will, within three Business Days of the receipt of the applicable form of transfer or the applicable surrender, as the case may be, be delivered to the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or Supplemental Funding Note Indenture, or mailed at the risk of the Person entitled to such Funding Note Certificate to such address as may be specified in the form of transfer or in written instructions of the applicable Holder upon surrender for exchange.

          (e) A Funding Note Certificate presented or surrendered in connection with a transfer or exchange shall (if so required by Global Funding or the Funding Note Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Global Funding and the Funding Note Indenture Trustee duly executed by, the applicable Holder or his attorney duly authorized in writing.

          (f) No service charge shall be made in connection with any transfer of the Funding Note or exchange of Funding Note Certificate, but Global Funding or the Funding Note Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of the Funding Note or exchange of the Funding Note Certificate.

          (g) Except as otherwise provided in or pursuant to the Funding Note Indenture, Global Funding and the Funding Note Indenture Trustee shall not be required to (i) upon presentation or surrender of a Funding Note Certificate in connection with any transfer or exchange during a period beginning at the opening of business 15 days before the day of the selection for redemption of the Funding Note under Section 3.1 and ending at the close of business on the day of such selection, exchange a

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

               Funding Note Certificate representing any portion of the Funding Note selected for redemption, register the transfer of any such portion of the Funding Note, except if the Funding Note is to be redeemed in part, with respect to the portion of the Funding Note not to be redeemed, or (ii) exchange a Funding Note Certificate representing any portion of the Funding Note the Holder or Holders of which shall have exercised the option pursuant to
               Section 3.2 to require Global Funding to repay such portion of the Funding Note prior to its Stated Maturity Date or register the transfer of such portion of the Funding Note except, if the Funding Note to be repaid in part, with respect to the portion of the Funding Note not to be repaid.

     SECTION 2.7    MUTILATED, DESTROYED, LOST OR STOLEN FUNDING NOTE
CERTIFICATES.

          (a) If (i) a mutilated Funding Note Certificate is surrendered to the Funding Note Indenture Trustee or Global Funding, or the Funding
               Note Indenture Trustee and Global Funding receive evidence to their satisfaction of the destruction, loss or theft of the Funding Note Certificate, and (ii) there is delivered to Global Funding and the Funding Note Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Global Funding or the Funding Note Indenture Trustee that such Funding Note Certificate has been acquired by a protected purchaser, Global Funding shall execute and upon its request the Funding Note Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Funding Note Certificate, a new Funding Note Certificate representing a portion of the Funding Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          (b) If any portion of the Funding Note represented by any such mutilated or apparently destroyed, lost or stolen Funding Note Certificate has become or is about to become due and payable, Global Funding in its discretion may, instead of issuing a new Funding Note Certificate, pay such amounts in respect of the portion of the Funding Note represented by such Funding Note Certificate.

          (c) Upon the execution, authentication and delivery of the new Funding Note Certificate under this Section, the Funding Note Indenture Trustee or Global Funding may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Funding Note Indenture Trustee) connected therewith.

          (d) Any portion of the Funding Note represented by the Funding Note Certificate executed, authenticated and delivered pursuant to this Section in lieu of any apparently destroyed, lost or stolen Funding Note Certificate shall constitute an original additional contractual obligation of Global

               Funding, whether or not any obligation with respect to the portion of the Funding Note represented by the apparently destroyed, lost or stolen Funding Note Certificate shall be at any time enforceable by any Person, and shall be entitled to all of the benefits of the Funding Note Indenture equally and proportionately with any portion of the Funding Note.

          (e) The provisions of this Section are exclusive with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Funding Note Certificate or the payment of any portion of the Funding Note represented thereby and shall preclude all other rights and remedies with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Funding Note Certificate or the payment of the portion of the Funding Note represented thereby.

     SECTION 2.8    INTEREST RECORD DATES.

          (a) Interest on and Additional Amounts with respect to the Funding Note which is payable, on any interest payment date specified in the Funding Note Certificate or in any Supplemental Funding Note Indenture (each such date, an "INTEREST PAYMENT DATE") shall be paid to the Holder of the Funding Note at the close of business on the date specified as the regular interest record date in the Funding Note Certificate or Supplemental Funding Note Indenture (the "REGULAR INTEREST RECORD DATE") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.

          (b) Unless otherwise provided in the Funding Note Certificate or in any Supplemental Funding Note Indenture, any interest on, and any Additional Amounts with respect to, the Funding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date specified in the Funding Note Certificates or Supplemental Funding Note Indenture (the "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder of the Funding Note on the relevant Regular Interest Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by Global Funding to the Holder of such Funding Note at the close of business on a special record date (the "SPECIAL INTEREST RECORD DATE") established by Global Funding by notice to each applicable Holder and the Funding Note Indenture Trustee in accordance with Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Funding Note Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

     SECTION 2.9    CANCELLATION.

          (a) The Funding Note Certificate shall be surrendered for cancellation by or on behalf of the Issuing Trust, and shall be cancelled by the Funding Note

               Indenture Trustee immediately upon the assignment by Global Funding to, or as directed by, the Issuing Trust of each Funding Agreement in accordance with the terms of the Funding Note and the Coordination Agreement, and such cancellation shall operate as a redemption of the Funding Note.

          (b) A Funding Note Certificate surrendered for exchange or in connection with any payment, redemption, transfer of a portion of the Funding Note represented thereby shall be delivered to the Funding Note Indenture Trustee and, if not already cancelled, shall be promptly cancelled by it. Global Funding may at any time deliver to the Funding Note Indenture Trustee for cancellation a Funding Note Certificate previously authenticated and delivered under the Funding Note Indenture which Global Funding may have acquired in any manner whatsoever, and each Funding Note Certificate so delivered shall be promptly cancelled by the Funding Note Indenture Trustee. No Funding Note Certificates shall be authenticated in lieu of or in exchange for the Funding Note Certificate cancelled as provided in this Section, except as expressly permitted by the Funding Note Indenture. The Funding
               Note Indenture Trustee shall destroy each cancelled Funding Note Certificate held by it and deliver a certificate of destruction to Global Funding. If Global Funding shall acquire the Funding Note, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Funding Note unless and until the Funding Note Certificate representing the Funding Note is delivered to the Funding Note Indenture Trustee for cancellation.

     SECTION 2.10 WITHHOLDING TAX. All amounts due in respect of the Funding Note will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the Funding Note unless the withholding or deduction is required by law. Unless otherwise specified in the Funding Note Certificate, Global Funding will not pay any Additional Amounts to the Holders of the Funding Note in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem or repay the Funding Note and shall not constitute an Event of Default.

     SECTION 2.11 TAX TREATMENT. The parties agree, and each Holder and beneficial owner of the Funding Note by purchasing the Funding Note or any interest therein agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Funding Note and Funding Agreement as disregarded, (ii) that the surrender of the Funding Note by the Issuing Trust and the assignment and deposit of the Funding Agreement to the Issuing Trust, in accordance with the terms of the Coordination Agreement, will be ignored, (iii) Global Funding and the Issuing Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and
(iv) to not take any action inconsistent with the treatment described in (i),
(ii) and (iii) unless otherwise required by law.

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                                    ARTICLE 3
       REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

     SECTION 3.1    REDEMPTION OF FUNDING NOTE.

          (a) Redemption of the Funding Note by Global Funding as permitted or required by the Funding Note Indenture and the Funding Note Certificate will be made in accordance with the terms of the Funding Note and (except as otherwise provided in the Funding
               Note Indenture or pursuant to the Funding Note Indenture) this Section.

          (b) If any Initial Redemption Date is specified in the Funding Note Certificate, Global Funding may redeem the Funding Note prior to the Stated Maturity Date at its option, on, or on any Business Day after, the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination of the Funding Note at the applicable Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

          (c) If (i) Global Funding is required at any time to pay Additional Amounts or if Global Funding is obligated to withhold or deduct any United States taxes with respect to any payment under the Funding Note, as set forth in the Funding Note Certificate, or if there is a material probability that Global Funding will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or Global Funding's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "TAX EVENT"), and (ii) the Funding Agreement Provider, pursuant to the terms of the relevant Funding Agreement, has delivered to the Owner notice that the Funding Agreement Provider intends to terminate the relevant Funding Agreement pursuant to the terms of such Funding Agreement, then Global Funding will redeem the Funding Note on the Redemption Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

          (d) Unless a shorter notice shall be satisfactory to the Funding Note Indenture Trustee, Global Funding shall provide to the Funding
               Note Indenture Trustee a notice of redemption of the Funding Note
               (i) in case of any redemption at the election of Global Funding, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date.

          (e) Unless otherwise specified in the Funding Note Indenture or the Funding Note Certificate, Global Funding shall give a notice of redemption to the Holder of the Funding Note to be redeemed at Global Funding's option (i) in case of any redemption at the election of Global Funding, not more than 60 nor less than 30 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), not more than 75 days nor less than 30 days prior to the Redemption Date; PROVIDED, that in the case of any notice of redemption given pursuant to clause (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest day on which Global Funding would become obligated to pay the applicable Additional Amounts were a payment in respect of the Funding Note then due. Failure to give such notice to the Holder of any portion of the Funding Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other portion of the Funding Note.

     Any notice that is mailed to a Holder of the Funding Note in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

               (i)     the Redemption Date,

               (ii) the Redemption Price or, if not then ascertainable, the manner of calculation thereof,

               (iii) in case of any redemption at the election of Global Funding, if any Outstanding portion of the Funding Note is to be redeemed, the identification and the principal amount of the portion of the Funding Note to be redeemed,

               (iv) in case the Funding Note is to be redeemed in part only at the election of Global Funding, the notice which relates to the Funding Note shall state that on and after the Redemption Date, upon surrender of the Funding Note Certificate representing such portion of the Funding Note, the Holder of such portion of the Funding Note will receive, without charge, a new Funding Note Certificate representing an authorized denomination of the principal amount of the portion of the Funding Note owned by such Holder remaining unredeemed,

               (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such portion of the Funding Note to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption Date,

               (vi) the place or places where the Funding Note Certificate representing such portion of the Funding Note is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

               (vii) if applicable, in case of any redemption at the election of Global Funding, that the redemption is for a sinking fund, and

               (viii) any numbers used to identify any such portion of the Funding Note.

          (f) On or prior to any Redemption Date, Global Funding shall deposit, with respect to any portion of the Funding Note called for redemption pursuant to this Section, with the Funding Note Paying Agent an amount of money in the Specified Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in the Funding Note Certificate) any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, each such portion of the Funding Note to be redeemed on the Redemption Date.

          (g) On the Redemption Date, each portion of the Funding Note to be redeemed shall become due and payable at the Redemption Price together with any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, each such portion of the Funding Note, and from and after such date (unless Global Funding shall default in the payment of the Redemption Price and any unpaid interest accrued on any such portion of the Funding Note through the Redemption Date) each such portion of the Funding Note shall cease to bear interest. Upon surrender of the Funding Note Certificate for redemption of each portion of the Funding Note represented thereby in accordance with the applicable notice of redemption, each such portion of the Funding Note shall be paid by Global Funding at the Redemption Price, together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto.

          (h) If any portion of the Funding Note called for redemption shall not be so paid upon surrender of the Funding Note Certificate for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate specified in the Funding Note Certificate.

     Upon surrender of the Funding Note Certificate for redemption of any portion of the Funding Note represented thereby in accordance with this Section, Global Funding shall execute and the Funding Note Indenture Trustee shall authenticate and deliver one or more new Funding Note Certificates of any authorized denomination representing an aggregate principal amount equal to the unredeemed portion of the Funding Note.

     SECTION 3.2    REPAYMENT AT THE OPTION OF THE HOLDER.

          (a) If so specified in the Funding Note Certificate, the Holder or Holders of the Funding Note may require Global Funding to repay the Funding Note prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Funding Note Certificate (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

          (b) If the Funding Note is repayable at the option of the Holder or Holders thereof before the Stated Maturity Date, it shall be repaid in accordance with the terms of the Funding Note.

          (c) The repayment of any portion of the principal amount of the Funding Note pursuant to any option of the applicable Holder or Holders to require repayment of any such portion of the Funding Note before the Stated Maturity Date shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Funding Note unless and until Global Funding, at its option, shall deliver or surrender each Funding Note Certificate representing each such portion of the Funding Note to the Funding Note Indenture Trustee with a directive that each such Funding Note Certificate be cancelled.

          (d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of any portion of the Funding Note, Global Funding may arrange for the purchase of such portion of the Funding Note by an agreement with one or more investment bankers or other purchasers to purchase any such portion of the Funding Note by paying the Holder or Holders of any such portion of the Funding Note on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by Global Funding on repayment of such portion of the Funding Note, and the obligation of Global Funding to pay the Repayment Price of such portion of the Funding Note shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

          (e)  Any exercise of the repayment option will be irrevocable.

     SECTION 3.3    REPURCHASE OF FUNDING NOTE.

     (a) Global Funding may purchase the Funding Note or a portion thereof in the open market or otherwise at any time, and from time to time, with the prior written consent of the

Funding Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Funding Note.

     (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of the Funding Note or a portion thereof by Global Funding, the parties to the Funding Note Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable Funding Agreement as may be necessary to provide for the payment of the purchase price for such Funding Note. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced (i) if the Funding Note bears interest at a fixed or floating rate, by an amount equal to the principal amount of the Funding Note or any portion thereof so purchased (or the portion thereof applicable to such Funding Agreement) and (ii) if the Funding Note does not bear interest at a fixed or floating rate, by an amount to be agreed between Global Funding and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

     (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Funding Note Indenture, any repurchase of the Funding Note or a portion thereof in compliance with this Section 3.3 shall not violate any provision of the Funding Note Indenture or the Amended and Restated Trust Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of the Funding Note or a portion thereof pursuant to this Section 3.3.

     (d)  If applicable, Global Funding will comply with the requirements of
Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other applicable securities laws or regulations in connection with any repurchase pursuant to this Section 3.3.

     SECTION 3.4    SINKING FUNDS.

     Unless otherwise provided in the Funding Note Certificate, the Funding Note will not be subject to, or entitled to the benefit of, any sinking fund.

                                    ARTICLE 4
    PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT;
                                    COVENANTS

     SECTION 4.1    PAYMENT OF PRINCIPAL AND INTEREST.

          (a) Global Funding will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note, in accordance with the terms of the Funding Note and the Funding Note Indenture.

          (b) Unless otherwise specified in the Funding Note Certificate, upon the receipt of the funds necessary therefor, the applicable Funding Note Paying Agent shall duly and punctually make payments, payable on the Maturity Date, of principal in respect of, any premium and interest on, and any Additional Amounts payable with respect to, the Funding Note in immediately available funds against presentation and surrender of the applicable Funding Note Certificate (and in the case of any repayment of the Funding Note pursuant to Section 3.2, upon submission of a duly completed election form at an office or agency of such Funding Note Paying Agent maintained for such purpose pursuant to Section 4.2). The applicable Funding Note Paying Agent (unless such Funding Note Paying Agent is the Funding Note Indenture Trustee) shall promptly forward the Funding Note Certificate surrendered to it in connection with any payment pursuant to this Section for cancellation in accordance with Section 2.9. Unless otherwise specified in the Funding Note Certificate, upon the receipt of the funds necessary therefor, the applicable Funding Note Paying Agent shall duly and punctually make payments of principal of, any premium and interest on, and any Additional Amounts in respect of, the Funding Note payable on any date other than the Maturity Date by check mailed to the Holder (or to the first named of joint Holders) of the Funding Note at the close of business on the Regular Interest Record Date or Special Interest Record Date, as the case may be, at its address appearing in the Funding Note Register. Notwithstanding the foregoing, the applicable Funding Note Paying Agent shall make payments of principal, any interest, any premium, and any Additional Amounts on any date other than the Maturity Date to each Holder entitled thereto (or to the first named of joint Holders) at the close of business on the applicable Regular Interest Record Date or Special Interest Record Date, as the case may be, of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more of the principal amount of the Funding Note by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the applicable Funding Note Paying Agent not less than 15 days prior to the date on which the applicable payment of principal, interest, premium or Additional Amounts is scheduled to be made. Any wire transfer instructions received by the applicable Funding Note Paying Agent shall remain in effect until revoked by the applicable Holder.

          (c) Unless otherwise specified in the Funding Note Certificate, if the Specified Currency of the Funding Note is other than U.S. Dollars, Global Funding shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note in the Specified Currency. Any amounts so payable by Global Funding in the Specified Currency will be converted by the Exchange Rate Agent into United States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Funding Note Certificate or a Holder elects to receive such amounts in the Specified Currency as provided below.

          (d) If the Specified Currency of the Funding Note is other than U.S. Dollars, any United States dollar amount to be received by the Holder or Holders of the Funding Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. (New York City time) on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by Global Funding for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all Holder or Holders of the Funding Note scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant Holder or Holders of a the Funding Note by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

          (e) If the Specified Currency of the Funding Note is other than U.S. Dollars, Holders of the Funding Note may elect to receive all or a specified portion of any payment of principal and/or any interest, premium and Additional Amounts in the Specified Currency by submitting a written request to the Funding Note Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice delivered to the Funding Note Indenture Trustee on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

          (f) If the Specified Currency of the Funding Note is other than U.S. Dollars, and the Specified Currency for the Funding Note is not available for any required payment of principal and/or any interest, premium and Additional Amounts due to the imposition of exchange controls or other circumstances beyond Global Funding's control, Global Funding will be entitled to satisfy its obligations with respect to the Funding Note by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

          (g) If the Specified Currency of the Funding Note is other than U.S. Dollars, all determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of the Funding Note.

     SECTION 4.2 OFFICES FOR PAYMENTS, ETC. So long as any portion of the Funding Note remains Outstanding, Global Funding will maintain in New York and in any other city that may be required by any stock exchange on which the Funding Note may be listed, and in any city specified in the Funding Note Certificate the following: (i) an office or agency where the Funding Note may be presented for payment, (ii) an office or agency where the Funding Note may be presented for registration of transfer and for exchange as provided in the Funding Note Indenture and (iii) an office or agency where notices and demands to or upon Global Funding in respect of the Funding Note or of the Funding Note Indenture may be served. Global Funding will give to the Funding Note Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Global Funding initially designates the Corporate Trust Office of the Funding Note Indenture Trustee as the office or agency for each such purpose. In case Global Funding shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     SECTION 4.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF FUNDING NOTE INDENTURE TRUSTEE. Global Funding, whenever necessary to avoid or fill a vacancy in the office of the Funding Note Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Funding Note Indenture.

     SECTION 4.4    FUNDING NOTE PAYING AGENTS.

          (a) Global Funding appoints the Funding Note Indenture Trustee as Funding Note Paying Agent with respect to the Funding Note and the Funding Note Indenture Trustee accepts such appointment. The Funding Note Indenture Trustee, in its capacity as Funding Note Paying Agent, agrees, and, whenever Global Funding shall appoint a Funding Note Paying Agent other than the Funding Note Indenture Trustee with respect to the Funding Note, Global Funding will cause such Funding Note Paying Agent to execute and deliver to Global Funding and the Funding Note Indenture Trustee an instrument in which such Funding Note Paying Agent shall agree with Global Funding and the Funding Note Indenture Trustee, subject to the provisions of this Section, that it will:

               (i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Funding Note (whether such sums have been paid to it by the Funding Agreement Provider, Global Funding or by any other obligor on the Funding Note) in trust for the benefit of each Holder of the Funding Note and will (and will cause each of its agents and Affiliates to) deposit all cash amounts received by it (or such agents or Affiliates, as applicable) that are derived from the Funding Note Collateral for the benefit of the Holders of the Funding Note in a segregated non-interest bearing account maintained or controlled by the Funding Note Indenture Trustee, consistent with the rating of the Funding Note;

               (ii) give the Funding Note Indenture Trustee notice of any failure by Global Funding (or by any other obligor on the Funding Note) to make any payment of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note when the same shall be due and payable;

               (iii)   pay any such sums so held in trust by it to the Funding
                       Note Indenture Trustee upon the Funding Note Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

               (iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Funding Note Indenture and the terms of the Funding Note; and

               (v) comply with all agreements of Funding Note Paying Agents in, and perform all functions and obligations imposed on Funding Note Paying Agents by or pursuant to, the Funding
                       Note Indenture and the Funding Note Certificate or Supplemental Funding Note Indenture.

          (b) Global Funding will, at or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note, deposit or cause to be deposited with the applicable Funding Note Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Funding Note Paying Agent is the Funding Note Indenture Trustee) Global Funding will promptly notify the Funding Note Indenture Trustee of any failure to take such action.

          (c) Anything in this Section to the contrary notwithstanding, Global Funding may at any time, for the purpose of obtaining a satisfaction and discharge of the Funding Note under the Funding
               Note Indenture, pay or cause to be paid to the Funding Note Indenture Trustee all sums held in trust by Global Funding or any Funding Note Paying Agent under the Funding Note Indenture, as required by this Section, such sums to be held by the Funding
               Note Indenture Trustee upon the terms contained in the Funding
               Note Indenture; PROVIDED, HOWEVER, in order to obtain such satisfaction or discharge of the Funding Note, that such sums paid to the Funding Note Indenture Trustee must be at least equal to the amounts due and owing on the Funding Note, including outstanding principal, premium, accrued but unpaid interest and Additional Amounts.

          (d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 11.3 and 11.4.

          (e) The applicable Funding Note Paying Agent shall (i) collect all forms from each Holder of the Funding Note (or from such other Persons as are relevant) that are required to exempt payments under the Funding Note and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal Revenue Service or other taxing authority with respect to payments under the Funding Note any amount of taxes required to be withheld by any United States Federal, state or local statute, rule or regulation and (iii) forward copies of such forms to Global Funding and the Funding Agreement Provider.

          (f) Each Funding Note Paying Agent shall forward to Global Funding at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to the Funding Note.

          (g) Global Funding shall pay the compensation of each Funding Note Paying Agent at such rates as shall be agreed upon in writing by Global Funding and the relevant Funding Note Paying Agent from time to time and shall reimburse each Funding Note Paying Agent for reasonable expenses properly incurred by such Funding Note Paying Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

          (h) Subject as provided below, each Funding Note Paying Agent may at any time resign as Funding Note Paying Agent by giving not less than 60 days' written notice to Global Funding and the Funding
               Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent) of such intention on it part, specifying the date on which its resignation shall become effective. Except as provided below, Global Funding may remove a Funding Note Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

               (i) the appointment by Global Funding of a successor Funding Note Paying Agent; and

               (ii) the acceptance of such appointment by such successor Funding Note Paying Agent,

               PROVIDED that with respect to any Funding Note Paying Agent who timely receives any amount with respect to the Funding Note and fails duly to pay any such amounts when due and payable in accordance with the terms of the Funding Note Indenture and the Funding Note, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note Paying Agent approved by the Funding Note Indenture Trustee (unless the Funding Note Indenture

               Trustee is such Funding Note Paying Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.4(i), Global Funding has not appointed a replacement Funding Note Paying Agent, then the Funding Note Paying Agent shall be entitled, on behalf of Global Funding, to appoint in its place a reputable financial institution of good standing reasonably acceptable to Global Funding and the Funding
               Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent); PROVIDED, HOWEVER, that notwithstanding the foregoing, the resignation or removal of the relevant Funding Note Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(i), the successor Funding Note Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Funding Note Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Funding Note Paying Agent pursuant to Section 4.4(h) up to the effective date of such resignation or removal.

          (i) If at any time a Funding Note Paying Agent shall resign or be removed, or shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Funding Note Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of such Funding Note Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Funding Note Paying Agent shall be appointed by Global Funding by an instrument in writing filed with the successor Funding Note Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding Note Paying Agent and (except in cases of removal for failure to timely pay any amounts as required by or pursuant to the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture) the giving of notice to each Holder of the Funding Note, the retiring Funding Note Paying Agent shall cease to be Funding Note Paying Agent under the Funding Note Indenture.

          (j) Any successor Funding Note Paying Agent appointed under the Funding Note Indenture shall execute and deliver to its predecessor, Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent) a reasonably acceptable instrument accepting such appointment under the Funding Note Indenture, and thereupon such successor Funding Note Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Paying Agent under the Funding Note Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.4(h) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Funding Note Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note Paying Agent.

          (k) Any corporation into which a Funding Note Paying Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Funding Note Paying Agent shall be a party, or any corporation succeeding to all or substantially all of the paying agency business of such Funding Note Paying Agent shall be a successor Funding Note Paying Agent under the Funding
               Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding
               Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent).

     SECTION 4.5    FUNDING NOTE CALCULATION AGENT.

          (a) Global Funding appoints the Funding Note Indenture Trustee as Funding Note Calculation Agent, and the Funding Note Indenture Trustee accepts such appointment.

          (b) The relevant Funding Note Calculation Agent shall perform all functions and obligations imposed on such Funding Note Calculation Agent by or pursuant to the Funding Note Indenture, and the Funding Note Certificate or supplemental Funding Note Indenture.

          (c) Each Funding Note Calculation Agent, excluding the Funding Note Indenture Trustee, shall forward to Global Funding at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Funding Note which shall include dates and amounts of forthcoming payments with respect to the Funding Note.

          (d) The relevant Funding Note Calculation Agent shall, upon the request of any relevant Holder of the Funding Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Funding Note.

          (e) All determinations of interest by the Funding Note Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Funding Note.

          (f) Global Funding shall pay the compensation of each Funding Note Calculation Agent at such rates as shall be agreed upon in writing by

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               Global Funding and the relevant Funding Note Calculation Agent from time to time and shall reimburse each Funding Note Calculation Agent for reasonable expenses properly incurred by such Funding Note Calculation Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

          (g) Subject as provided below, each Funding Note Calculation Agent may at any time resign as Funding Note Calculation Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, Global Funding may remove a Funding Note Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

               (i) the appointment by Global Funding of a successor Funding Note Calculation Agent; and

               (ii) the acceptance of such appointment by such successor Funding Note Calculation Agent,

               PROVIDED that with respect to any Funding Note Calculation Agent who fails duly to establish the interest rate or amount for any Interest Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note Calculation Agent approved by the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Calculation Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.5(g), Global Funding has not appointed a replacement Funding Note Calculation Agent, then the Funding Note Calculation Agent shall be entitled, on behalf of Global Funding, to appoint in its place a reputable financial institution of good standing reasonably acceptable to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent); PROVIDED, HOWEVER, that notwithstanding the foregoing, the resignation or removal of the relevant Funding Note Calculation Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(g), the successor Funding Note Calculation Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Funding Note Calculation Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Funding Note

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               Calculation Agent pursuant to Section 4.5(f) up to the effective date of such resignation or removal.

          (h) If at any time a Funding Note Calculation Agent shall resign or be removed, or shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Funding Note Calculation Agent or of its property shall be appointed, or any public officer shall take charge or control of such Funding Note Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Funding Note Calculation Agent shall be appointed by Global Funding by an instrument in writing filed with the successor Funding Note Calculation Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding Note Calculation Agent and (except in cases of removal for failure to establish the amount of interest) the giving of notice to each Holder of the Funding Note, the retiring Funding Note Calculation Agent shall cease to be Funding Note Calculation Agent under the Funding Note Indenture.

          (i) Any successor Funding Note Calculation Agent appointed under the Funding Note Indenture shall execute and deliver to its predecessor, Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent) a reasonably acceptable instrument, accepting such appointment under the Funding Note Indenture, and thereupon such successor Funding Note Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Calculation Agent under the Funding Note Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.5(f) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Funding Note Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note Calculation Agent.

          (j) Any corporation into which a Funding Note Calculation Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Funding Note Calculation Agent shall be a party, or a corporation succeeding to all or substantially all of the paying agency business of such Funding Note Calculation Agent shall be a successor Funding Note Calculation Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and

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               the Funding Note Indenture Trustee (unless the Funding Note
               Indenture Trustee is such Funding Note Calculation Agent).

     SECTION 4.6 CERTIFICATE TO FUNDING NOTE INDENTURE TRUSTEE. Global Funding will furnish to the Funding Note Indenture Trustee on or before - in each year (beginning with -) a brief certificate (which need not comply with Section 13.5) as to its knowledge of Global Funding's compliance with all conditions and covenants under the Funding Note Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Funding Note Indenture).

     SECTION 4.7   NEGATIVE COVENANTS. So long as any portion of the Funding
Note is Outstanding, Global Funding will not, except as otherwise expressly permitted under the Funding Note Indenture or under the Trust Agreement:

               (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any of its assets (whenever acquired), including, without limitation, any portion of the Funding Note Collateral securing its Obligations under the Funding Note and the Funding Note Indenture;

               (ii) engage in any business or activity other than in connection with, or relating to the execution and delivery of, and the performance of its obligations under, the Amended and Restated Trust Agreement, the Funding Note Indenture, the Amended and Restated Administrative Services Agreement, the Distribution Agreement, the Amended and Restated Support Agreement, the Series Instrument, the Closing Instrument and each Funding Agreement; the issuance and sale of the Funding Note pursuant to the Funding Note Indenture; and the transactions contemplated by, and the activities necessary or incidental to, any of the foregoing;

               (iii) incur, directly or indirectly, any Debt except for the Funding Note or as otherwise contemplated under the Funding Note Indenture or under the Amended and Restated Trust Agreement;

               (iv)    (A) permit the validity or effectiveness of the Funding
                       Note Indenture or the Security Interest securing the Funding Note to be impaired, or permit such Security Interest to be amended, hypothecated, subordinated, terminated or discharged, (B) permit any Person to be released from any covenants or obligations under any Funding Agreement, except as expressly permitted thereunder, under the Funding Note Indenture, the Amended and Restated Trust Agreement, or each applicable Funding Agreement, (C) create, incur, assume, or permit any Lien or other encumbrance (other than the Security Interests securing the Funding Note) on any of its properties or assets (whenever acquired), or any interest therein or the proceeds thereof, or (D) permit a lien with respect to the Funding Note Collateral not to constitute a valid first priority perfected security interest in the Funding Note Collateral;

               (v) amend, modify or fail to comply with any material provision of the Amended and Restated Trust Agreement, except for any amendment or modification of the Amended and Restated Trust Agreement expressly permitted thereunder or under the Funding Note Indenture or the relevant Funding Agreement(s);

               (vi) own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for (A) the investment of any funds of Global Funding in the Funding Agreement(s) and (B) the investment of any funds of Global Funding held by the Funding Note Indenture Trustee, a Funding Note Paying Agent, the Delaware Trustee or the Global Funding Administrator as provided in the Funding Note Indenture or the Amended and Restated Trust Agreement;

               (vii) directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any securities other than the Funding Note, PROVIDED that Global Funding may declare or pay a distribution or make any distribution or other payment to the Global Funding Trust Beneficial Owner in compliance with the Amended and Restated Trust Agreement if Global Funding has paid or made provision for the payment of all amounts due to be paid on the Funding Note, and pay all of its debt, liabilities, obligations and expenses, the payment of which is provided for under the Amended and Restated Support Agreement;

               (viii) become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

               (ix) enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or, to the fullest extent permissible by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

               (x) take any action that would cause Global Funding not to be either ignored or treated as a grantor trust for United States Federal income tax purposes;



               (xi) issue the Funding Note unless the Funding Agreement Provider has affirmed in writing to Global Funding that it has made changes to its books and records to reflect the grant of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreement(s) by Global Funding to the Funding Note Indenture Trustee in accordance with the terms of such Funding Agreement(s) and the Funding Note Indenture and Global Funding has taken such other steps as may be necessary to cause the Security Interest in or assignment for all collateral purposes of, the Funding Note Collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of the Funding Note Collateral pursuant to insurance or other state laws;



               (xii) make any deduction or withholding from any payment of principal of or interest on the Funding Note (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the Funding Note Collateral except to the extent specified in the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture;

               (xiii) have any employees other than the Delaware Trustee and the Global Funding Administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the Funding Note Indenture, the Amended and Restated Trust Agreement, the Amended and Restated Administrative Services Agreement, the Distribution Agreement, the Amended and Restated Support Agreement, the Series Instrument, the Closing Instrument or any Funding Agreement;

               (xiv) have an interest in any bank account other than the accounts required under the Funding Note Indenture, the Amended and Restated Trust Agreement, the Distribution Agreement or any Funding Agreement and those accounts expressly permitted by the Funding Note Indenture Trustee; PROVIDED that any such further accounts or such interest of Global Funding therein shall be charged or otherwise secured in favor of the Funding Note Indenture Trustee on terms acceptable to the Funding Note Indenture Trustee;

               (xv) permit any Affiliate, employee or officer of the Funding Agreement Provider or any Agent to be a trustee of Global Funding in respect of the Funding Note; or

               (xvi) commingle any of its assets with any assets of any of Global Funding's Affiliates, or guarantee any obligation of any of Global Funding's Affiliates.

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

     SECTION 4.8    ADDITIONAL AMOUNTS.

          If the Funding Note Certificate provides for the payment of Additional Amounts, Global Funding agrees to pay to the Holder of any such Funding Note Additional Amounts as provided in the Funding Note Certificate. Whenever in the Funding Note Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, the Funding Note or the net proceeds received on the sale or exchange of the Funding Note, such reference shall be deemed to include reference to the payment of Additional Amounts provided by the terms established by the Funding Note Indenture or pursuant to the Funding Note Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Funding Note Indenture shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

          If the Funding Note Certificate provides for the payment of Additional Amounts, the Funding Note Certificate will provide that Global Funding will pay, or cause to be paid, Additional Amounts to a Holder of the Funding Note to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Funding Note by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Funding Note, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Funding Note were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

          (a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or beneficial owner of the Funding Note, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code, to the Funding Agreement Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Funding Note is described in Section 881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Funding Note;

          (b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Funding Note

               (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

          (c) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the beneficial owner or a Holder of the Funding Note to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner or a Holder of the Funding Note, if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

          (d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

          (e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Funding Note;

          (f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Funding Note being treated as contingent interest described in Section 871(h)(4) of the Code for United States Federal income tax purposes provided that such treatment was described in the Funding Note Certificate;

          (g) any tax, duty, levy, assessment or other governmental charge that would not have been imposed but for an election by the Holder of the Funding Note, the effect of which is to make payment in respect of the Funding Note subject to United States Federal income tax or withholding tax provisions; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

                                    ARTICLE 5
REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

     SECTION 5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT.

          (a) "EVENT OF DEFAULT" with respect to the Funding Note wherever used in the Funding Note Indenture, means each of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment when due and payable of the principal of, or any premium on, the Funding Note;

               (ii) default in the payment, when due and payable, of any interest on, or any Additional Amounts with respect to, the Funding Note and continuance of such default for a period of five Business Days;

               (iii) any "Event of Default", as such term is defined in any Funding Agreement securing the Funding Note, by the Funding Agreement Provider under such Funding Agreement;

               (iv) Global Funding shall fail to observe or perform any covenant contained in the Funding Note or in the Funding
                       Note Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Funding Note Indenture and demanding that Global Funding remedy the same, shall have been given by registered or certified mail, return receipt requested, to Global Funding by the Funding Note Indenture Trustee, or to Global Funding and the Funding Note Indenture Trustee by the Holder or Holders of at least 25% of the outstanding principal amount of the Funding Note; or

               (v) the Funding Note Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Funding Note Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the Funding Note Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Funding Note and any other Person for whose benefit the Funding Note Indenture Trustee is or will be holding the Funding Note Collateral, that the Funding Note Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

               (vi) an involuntary case or other proceeding shall be commenced against Global Funding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Global Funding under the Federal bankruptcy laws as now or hereafter in effect;

               (vii) Global Funding shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

               (viii) any other Event of Default provided in any Supplemental Funding Note Indenture or in the Funding Note Certificate.

          (b) If one or more Events of Default shall have occurred and be continuing with respect to the Funding Note, then, and in every such event, unless the principal of the Funding Note shall have already become due and payable, either the Funding Note Indenture Trustee or the Holder or Holders of not less than 25% of the outstanding principal amount of the Funding Note by notice in writing to Global Funding (and to the Funding Note Indenture Trustee if given by such Holder or Holders), may declare the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; PROVIDED that, if any Event of Default specified in Section 5.1(a)(vi) or 5.1(a)(vii) occurs with respect to Global Funding, or if any Event of Default specified in Section 5.1(a)(iii) that would cause any Funding Agreement securing the Funding Note to become immediately due and payable occurs with respect to the Funding Agreement Provider, then without any notice to Global Funding or any other act by the Funding Note Indenture Trustee or any Holder of the Funding Note, the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Global Funding.

          (c) Notwithstanding Section 5.1(b), if at any time after the principal and premium of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as provided in the Funding Note Indenture, Global Funding shall pay or shall deposit with the Funding Note Indenture Trustee a sum sufficient to pay all due and payable interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note and the principal and premium (if any) of the Funding Note which shall have become due and payable otherwise than by acceleration pursuant to Section 5.1(b) above (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest and any other amounts payable, at the same rate as the rate of interest specified in the Funding Note Certificate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Funding Note Indenture, other than the non-payment of the principal of and premium (if any) on the Funding Note which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Funding Note Indenture, then and in every such case the Holder Representative (as defined in Section 5.8(a) hereof), by written notice to Global Funding and to the Funding Note Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 5.2 COLLECTION OF INDEBTEDNESS BY FUNDING NOTE INDENTURE TRUSTEE; FUNDING NOTE INDENTURE TRUSTEE MAY PROVE DEBT.

          (a)  Subject to Section 5.1(c), if any Event of Default contained in
               Section 5.1(a)(i) or (ii) shall have occurred and be continuing, Global Funding will, upon demand by the Funding Note Indenture Trustee, pay to the Funding Note Indenture Trustee for the benefit of each Holder of the Funding Note the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Funding Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as a result of its negligence or bad faith.

          (b) Until such demand is made by the Funding Note Indenture Trustee, Global Funding may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note to the Holders, whether or not the Funding Note be overdue.

          (c) If Global Funding shall fail to pay such amounts upon such demand, the Funding Note Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Global Funding or other obligor upon the Funding Note and collect in the manner provided by law out of the property of Global Funding or other obligor upon the Funding Note, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to Global Funding or any other obligor upon the Funding Note under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Global Funding or its property or such other obligor, or in case of any other comparable judicial proceedings relative to Global Funding or other obligor upon the Funding Note, or to the creditors or property of Global Funding or such other obligor, the Funding
               Note Indenture Trustee, irrespective of whether the principal of the Funding Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Funding Note Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Funding Note Indenture Trustee (including any claim for reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad

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                       faith) and of the Holders allowed in any judicial
                       proceedings relative to Global Funding or other obligor upon the Funding Note, or to the creditors or property of Global Funding or such other obligor,

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Funding Note in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

               (iii) to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of each Holder and of the Funding Note Indenture Trustee on each Holder's behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each Holder to make payments to the Funding Note Indenture Trustee, and, in the event that the Funding Note Indenture Trustee shall consent to the making of payments directly to any Holder, to pay to the Funding Note Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Funding Note Indenture Trustee, each predecessor Funding Note Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith.

          (d) Nothing contained in the Funding Note Indenture shall be deemed to authorize the Funding Note Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Funding Note or the rights of any Holder thereof, or to authorize the Funding Note Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

          (e)  All rights of action and of asserting claims under the Funding
               Note Indenture, or under the Funding Note, may be enforced by the Funding Note Indenture Trustee without the possession of the Funding Note or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Funding Note Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses,

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               disbursements and compensation of the Funding Note Indenture
               Trustee, each predecessor Funding Note Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

          (f) In any proceedings brought by the Funding Note Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Funding Note Indenture to which the Funding Note Indenture Trustee shall be a party) the Funding Note Indenture Trustee shall be held to represent every Holder of the Funding Note, and it shall not be necessary to make any Holder of the Funding Note party to any such proceedings.

     SECTION 5.3    APPLICATION OF PROCEEDS.

          (a) Any funds collected by the Funding Note Indenture Trustee following an Event of Default pursuant to this Article or otherwise under the Funding Note Indenture and any applicable Supplemental Funding Note Indenture in respect of the Funding Note shall be applied in the following order at the date or dates fixed by the Funding Note Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any Additional Amounts, upon presentation of the Funding Note Certificate or Funding Note Certificates representing the Funding Note and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

               FIRST: To the payment of costs and expenses, including reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 to the extent not paid pursuant to the Amended and Restated Support Agreement;

               SECOND: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Funding Note, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Funding Note;

               THIRD: To the payment of any other Obligations then due and owing with respect to the Funding Note, ratably, without preference or priority of any kind; and

               FOURTH: To the payment of any remaining balance to Global
     Funding.

          (b) Any funds collected by the Funding Note Indenture Trustee where no Event of Default exists pursuant to Article 5 or otherwise under the Funding Note Indenture and any applicable Supplemental Funding Note Indenture in respect of the Funding Note shall be applied in the following order at the date or dates fixed by the Funding Note Indenture Trustee and,

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               in case of the distribution of such funds on account of
               principal, any premium and interest, and any Additional Amounts, upon presentation, if applicable, of the Funding Note Certificate or Funding Note Certificates representing the Funding Note and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

               FIRST: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Funding Note, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Funding Note;

               SECOND: To the payment of any other Obligations then due and owing with respect to the Funding Note, ratably, without preference or priority of any kind; and

               THIRD: To the payment of any remaining balance to Global Funding.

     SECTION 5.4 SUITS FOR ENFORCEMENT. If an Event of Default has occurred, has not been waived and is continuing, the Funding Note Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Funding Note Indenture by such appropriate judicial proceedings as the Funding
Note Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Funding Note Indenture or in aid of the exercise of any power granted in the Funding Note Indenture or to enforce any other legal or equitable right vested in the Funding Note Indenture Trustee by the Funding Note Indenture or by law.

     SECTION 5.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. If the Funding Note Indenture Trustee shall have proceeded to enforce any right under the Funding Note Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Funding
Note Indenture Trustee, then and in every such case Global Funding and the Funding Note Indenture Trustee shall be restored respectively to their former positions and rights under the Funding Note Indenture, and all rights, remedies and powers of Global Funding, the Funding Note Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

     SECTION 5.6 LIMITATIONS ON SUITS BY HOLDERS. No Holder of the Funding Note shall have any right by virtue or by availing of any provision of the Funding Note Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Funding Note Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Funding Note Indenture, unless:

               (i) such Holder has previously given written notice to the Funding Note Indenture Trustee of a continuing Event of Default;

               (ii) the Holder or Holders of the Funding Note representing not less than 25% of the then outstanding principal amount of the Funding Note shall have made written request to the Funding Note

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

                       Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Funding Note Indenture Trustee;

               (iii) such Holder or Holders have offered to the Funding Note Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Funding Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

               (v) no direction inconsistent with such written request shall have been given to the Funding Note Indenture Trustee during such 60-day period by the Holder or Holders of the Funding Note representing at least 66 2/3% of the then outstanding principal amount of the Funding Note;

it being understood and intended, and being expressly covenanted by each Holder of the Funding Note with each other Holder of the Funding Note and the Funding
Note Indenture Trustee, that no Holder or Holders of the Funding Note shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Funding Note Indenture to affect, disturb or prejudice the rights of any other Holder of the Funding Note, or to obtain or seek to obtain priority over or preference to any other Holder of the Funding Note or to enforce any right under the Funding Note Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Funding Note. For the protection and enforcement of the provisions of this Section, each Holder and the Funding Note Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in the Funding Note Indenture, however, the right of any Holder of the Funding Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts, if any, with respect to the Funding Note, on or after the respective due dates expressed in the Funding Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.7 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT.

          (a) Except as provided in Section 2.7, no right or remedy in the Funding Note Indenture conferred upon or reserved to the Funding
               Note Indenture Trustee or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Funding Note Indenture or existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Funding

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               Note Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          (b) No delay or omission of the Funding Note Indenture Trustee or of any Holder of the Funding Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by the Funding Note Indenture or by law to the Funding Note Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Funding Note Indenture Trustee or by such Holder.

     SECTION 5.8    CONTROL BY THE HOLDERS.

          (a) The Holders of a majority of the then outstanding principal amount of the Funding Note shall have the right to elect a holder representative (the "HOLDER REPRESENTATIVE") who shall have binding authority upon all the Holders and who shall direct the time, method, and place of conducting any proceeding for any remedy available to the Funding Note Indenture Trustee, or exercising any trust or power conferred on the Funding Note Indenture Trustee by the Funding Note Indenture, PROVIDED that:

               (i) such direction shall not be otherwise than in accordance with law and the provisions of the Funding Note Indenture; and

               (ii)    subject to the provisions of Section 6.1, the Funding
                       Note Indenture Trustee shall have the right to decline to follow any such direction if the Funding Note Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Funding Note Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Funding Note Indenture Trustee shall determine that the action or proceedings so directed would involve the Funding Note Indenture Trustee in personal liability.

          (b) Nothing in the Funding Note Indenture shall impair the right of the Funding Note Indenture Trustee in its discretion to take any action deemed proper by the Funding Note Indenture Trustee and which is not inconsistent with such direction by the Holders.

     SECTION 5.9 WAIVER OF PAST DEFAULTS. Prior to the declaration of the maturity of the Funding Note as provided in Section 5.1, the Holder Representative may on behalf of the Holders of the Funding Note waive any past default or Event of Default under the Funding Note Indenture and its consequences, except a default:

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

               (i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, the Funding Note; or

               (ii) in respect of a covenant or provision of the Funding Note Indenture which cannot be modified or amended without the consent of the Holder or Holders of the Funding Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Funding Note Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                    ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

     SECTION 6.1    CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) Except if an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee undertakes to perform in a prudent manner such duties and only such duties with respect to the Funding Note as are specifically set forth in the Funding Note Indenture. No implied covenants or obligations shall be read into the Funding Note Indenture against the Funding Note Indenture Trustee.

          (b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee shall exercise such of the rights and powers with respect to the Funding Note vested in it by the Funding Note Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of the Funding Note Indenture shall be construed to relieve the Funding Note Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

               (ii) in the absence of bad faith on its part, the Funding Note Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Funding Note Indenture Trustee and conforming to the requirements of the Funding Note Indenture unless a Responsible Officer of the Funding
                       Note Indenture Trustee has actual knowledge that such statements or opinions are false; PROVIDED that the Funding Note Indenture Trustee must

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                       examine such certificates and opinions to determine
                       whether they conform to the requirements of the Funding
                       Note Indenture;

               (iii) the Funding Note Indenture Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer of the Funding Note Indenture Trustee, unless it is proved that the Funding Note Indenture Trustee was negligent in ascertaining the pertinent facts;

               (iv) the Funding Note Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder Representative relating to the time, method and place of conducting any proceeding for any remedy available to the Funding Note Indenture Trustee, or exercising any trust or power conferred upon the Funding
                       Note Indenture Trustee, under the Funding Note Indenture with respect to the Funding Note; and

               (v) no provision of the Funding Note Indenture shall require the Funding Note Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Funding
                       Note Indenture, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of the Funding Note Indenture relating to the conduct or affecting the liability of or affording protection to the Funding Note Indenture Trustee shall be subject to the provisions of this Section.

     SECTION 6.2 CERTAIN RIGHTS OF THE FUNDING NOTE INDENTURE TRUSTEE. Subject to Section 6.1:

          (a) the Funding Note Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of Global Funding mentioned in the Funding Note Indenture shall be sufficiently evidenced by a Trust Certificate (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture);

          (c) the Funding Note Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and

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

               protection in respect of any action taken, suffered or omitted to be taken by it under the Funding Note Indenture in good faith and in reliance on such advice or Opinion of Counsel;

          (d) the Funding Note Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Funding Note Indenture at the request, order or direction of any Holder Representative pursuant to the provisions of the Funding
               Note Indenture, unless such Holder Representative shall have offered to the Funding Note Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

          (e) whenever in the administration of the Funding Note Indenture the Funding Note Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Funding Note Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Funding Note Indenture Trustee;

          (f) the Funding Note Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Funding Note Indenture;

          (g) the Funding Note Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holder Representative; PROVIDED that, if the payment within a reasonable time to the Funding Note Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Funding Note Indenture Trustee, not reasonably assured to the Funding Note Indenture Trustee by the security afforded to it by the terms of the Funding Note Indenture, the Funding Note Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Global Funding or, if paid by the Funding Note Indenture Trustee or any predecessor trustee, shall be repaid by Global Funding upon demand; and

          (h) the Funding Note Indenture Trustee may execute any of the trusts or powers under the Funding Note Indenture or perform any duties under the Funding Note Indenture either directly or by or through agents or

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               attorneys not regularly in its employ and the Funding Note
               Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Funding Note Indenture.

     SECTION 6.3 NOT RESPONSIBLE FOR RECITALS, VALIDITY OF THE FUNDING NOTE OR APPLICATION OF THE PROCEEDS. The recitals contained in the Funding Note Indenture and in the Funding Note, except the Funding Note Indenture Trustee's certificates of authentication, shall be taken as the statements of Global Funding, and the Funding Note Indenture Trustee assumes no responsibility for the correctness of the same. The Funding Note Indenture Trustee makes no representation as to the validity or sufficiency of the Funding Note Indenture or of the Funding Note. The Funding Note Indenture Trustee shall not be accountable for the use or application by Global Funding of the Funding Note or of the proceeds thereof.

     SECTION 6.4 MAY HOLD FUNDING NOTE; COLLECTIONS, ETC. The Funding Note Indenture Trustee or any agent of Global Funding or the Funding Note Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of the Funding Note with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent and, subject to Section 6.7 and
Section 311(a) of the Trust Indenture Act, may otherwise deal with Global Funding and receive, collect, hold and retain collections from Global Funding with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent.

     SECTION 6.5 FUNDS HELD BY FUNDING NOTE INDENTURE TRUSTEE. Subject to the provisions of Section 11.4, all funds received by the Funding Note Indenture Trustee shall, until used or applied as provided in the Funding Note Indenture, be held in trust for the purposes for which they were received. The Funding Note Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Funding Note Collateral for the benefit of the Holders of the Funding Note in a segregated account maintained or controlled by the Funding Note Indenture Trustee, consistent with the rating of the Funding Note. Neither the Funding
Note Indenture Trustee nor any agent of Global Funding or the Funding Note Indenture Trustee shall be under any liability for interest on any funds received by it under the Funding Note Indenture.

     SECTION 6.6    COMPENSATION; REIMBURSEMENT; INDEMNIFICATION.

          (a)  Global Funding covenants and agrees:

               (i) to pay to the Funding Note Indenture Trustee from time to time, and the Funding Note Indenture Trustee shall be entitled to, reasonable compensation for all services rendered by it under the Funding Note Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) specified in Annex 8 to the Closing Instrument;

               (ii) except as otherwise provided in the Funding Note Indenture, to pay or reimburse the Funding Note Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred

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

                       or made by the Funding Note Indenture Trustee in accordance with any provision of the Funding Note Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

               (iii) to indemnify the Funding Note Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Funding Note Indenture or the trusts under the Funding Note Indenture and its duties under the Funding Note Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Funding Note Indenture.

          (b) The obligations of Global Funding under this Section to compensate and indemnify the Funding Note Indenture Trustee and to pay or reimburse the Funding Note Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Funding Note Indenture and shall survive the satisfaction and discharge of the Funding Note Indenture and any resignation or removal of the Funding Note Indenture Trustee.

     SECTION 6.7    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          (a) There shall at all times be a Funding Note Indenture Trustee under the Funding Note Indenture which shall:

               (i) be a banking corporation authorized under its laws of incorporation and the laws of the jurisdiction in which it administers the Funding Note Indenture and any Supplemental Funding Note Indenture to exercise corporate trust powers, having an aggregate capital, surplus of at least $50,000,000; provided that if such banking corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its Federal, State or other governmental supervisor, then for the purposes of this Section, the aggregate capital, surplus and undivided profits of such banking corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published;

               (ii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with Global Funding or with any Person involved in the organization or operation of Global Funding; and

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               (iii)   not offer or provide credit or credit enhancement to
                       Global Funding.

          (b) If at any time the Funding Note Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act, the Funding Note Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 6.8.

     SECTION 6.8    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

          (a) The Funding Note Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to Global Funding and to the Holders of the Funding Note as provided in the Funding Note Indenture. Upon receiving such notice of resignation, Global Funding shall promptly cause a successor trustee to be appointed by written instrument in duplicate, executed by Global Funding, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  If at any time:

               (i) the Funding Note Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act or any applicable Supplemental Funding Note Indenture and shall fail to resign pursuant to Section 6.7(b) or following written request therefor by Global Funding or by any such Holder pursuant to Section 6.8(c);

               (ii) the Funding Note Indenture Trustee shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Funding Note Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Funding Note Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

               (iii) the Funding Note Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Funding Note after written request therefor by Global Funding or any Holder of the Funding

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                       Note who has been a bona fide Holder of the Funding Note
                       for at least six months;

then, in any such case, except during the existence of an Event of Default, Global Funding may remove the Funding Note Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Funding Note Indenture Trustee so removed and one copy to the successor trustee.

          (c) In addition to the right of petition given to the resigning trustee and the right of removal given to Global Funding under Sections 6.8(a) and 6.8(b), respectively, any Holder who has been a Holder of the Funding Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the Funding Note Indenture Trustee and the appointment of a successor trustee, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or remove the Funding Note Indenture Trustee and appoint a successor trustee, as the case may be.

          (d) The Holder Representative may at any time remove the Funding Note Indenture Trustee and appoint a successor trustee by delivering to the Funding Note Indenture Trustee so removed, to the successor trustee so appointed and to Global Funding the evidence provided for in Section 8.1 of the action in that regard taken by a Holder.

          (e) Any resignation or removal of the Funding Note Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in
               Section 6.9.

     SECTION 6.9    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

          (a) Every successor trustee appointed as provided in Section 6.8 shall execute, acknowledge and deliver to Global Funding and to its predecessor trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor under the Funding Note Indenture, with like effect as if originally named as trustee under the Funding Note Indenture; but, nevertheless, on the written request of Global Funding or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.4, pay over to the successor trustee all funds at the time held by it under the Funding Note Indenture and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, Global Funding shall execute any and all instruments in writing

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               for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Subject to the Lien created under the Funding Note Indenture, any trustee ceasing to act shall, nevertheless, retain a claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

          (b) Upon acceptance of appointment by a successor Funding Note Indenture Trustee as provided in this Section 6.9, Global Funding shall notify each Holder of the Funding Note and each rating agency then rating the Funding Note at the request of Global Funding. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8. If Global Funding fails to make such notice within 10 days after acceptance of appointment by the successor Funding Note Indenture Trustee, the successor Funding Note Indenture Trustee shall cause such notice to be mailed at the expense of Global Funding.

     SECTION 6.10 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF FUNDING NOTE INDENTURE TRUSTEE.

          (a) Any corporation into which the Funding Note Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Funding Note Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Funding Note Indenture Trustee, shall be the successor of the Funding Note Indenture Trustee under the Funding Note Indenture, PROVIDED that such corporation shall be eligible under the provisions of Section 6.7, without the execution or filing of any paper or any further act on the part of any of the parties to the Funding Note Indenture, anything in the Funding Note Indenture to the contrary notwithstanding.

          (b) In case at the time such successor to the Funding Note Indenture Trustee shall succeed to the trusts created by the Funding Note Indenture the Funding Note Certificate shall have been authenticated but not delivered, any such successor to the Funding Note Indenture Trustee may adopt the certificate of authentication of any predecessor Funding Note Indenture Trustee and deliver such Funding Note Certificate so authenticated; and, in case at that time the Funding Note Certificate shall not have been authenticated, any successor to the Funding Note Indenture Trustee may authenticate such Funding Note Certificate either in the name of any predecessor under the Funding Note Indenture or in the name of the successor Funding Note Indenture Trustee; and in all such cases such certificate shall have the full force; PROVIDED, that the right to adopt the certificate of authentication of any predecessor Funding Note Indenture

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               Trustee or to authenticate the Funding Note Certificate in the name of any predecessor Funding Note Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.11 LIMITATIONS ON RIGHTS OF FUNDING NOTE INDENTURE TRUSTEE AS CREDITOR. The Funding Note Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

                                    ARTICLE 7
     HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND TRUST

     SECTION 7.1 GLOBAL FUNDING TO FURNISH FUNDING NOTE INDENTURE TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

     In accordance with Section 312(a) of the Trust Indenture Act, Global Funding shall furnish or cause to be furnished to the Funding Note Indenture
Trustee:

          (a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to the Funding Note Certificate or Supplemental Funding Note Indenture, a list, in each case in such form as the Funding Note Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

          (b) at such other times as the Funding Note Indenture Trustee may request in writing, within 30 days after the receipt by Global Funding of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,

PROVIDED, HOWEVER, that so long as the Funding Note Indenture Trustee is the Funding Note Registrar no such list shall be required to be furnished.

     SECTION 7.2    PRESERVATION OF INFORMATION; COMMUNICATION TO HOLDERS.

     The Funding Note Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of the Funding Note, by receiving and holding the same, agrees with Global Funding and the Funding Note Indenture Trustee that neither Global Funding, the Funding Note Indenture Trustee, any Funding Note Paying Agent or any Funding Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Funding Note in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Funding Note Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

     SECTION 7.3    REPORTS BY FUNDING NOTE INDENTURE TRUSTEE.

          (a) Within 60 days after May 15 of each year commencing with the first May 15 following the issuance of the Funding Note, if required by Section

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               313(a) of the Trust Indenture Act, the Funding Note Indenture
               Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of the Funding Note Indenture.

          (b) The Funding Note Indenture Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the time specified therein.

          (c) The Funding Note Indenture Trustee shall comply with Section 313(b) of the Trust Indenture Act.

          (d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

          (e) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Funding Note Indenture Trustee with each stock exchange upon which the Funding Note is listed, with the Commission and Global Funding. Global Funding will notify the Funding Note Indenture Trustee whether the Funding Note is listed on any stock exchange.

          (f) Global Funding shall furnish to the Indenture Trustee at least annually, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Funding Note Indenture, as is necessary to maintain the Security Interest of the Funding Note Indenture and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Security Interest.

     SECTION 7.4    REPORTS BY GLOBAL FUNDING.

          Pursuant to Section 314(a) of the Trust Indenture Act, Global Funding shall:

          (a) file, or cause to be filed, with the Funding Note Indenture Trustee, within 15 days after Global Funding or the Issuing Trust is required to file the same with the Commission and to the extent available to Global Funding, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Global Funding or the Issuing Trust may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Global Funding is not required to file information, documents or reports pursuant to either of said Sections, then it shall file, or cause to be

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               filed, with the Funding Note Indenture Trustee and the
               Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; PROVIDED that if, pursuant to any publicly available interpretations of the Commission, Global Funding or the Issuing Trust would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then Global Funding and the Issuing Trust shall not be required to make such filings;

          (b) file, or cause to be filed on its behalf, with the Funding Note Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Global Funding with the conditions and covenants of the Funding Note Indenture as may be required from time to time by such rules and regulations; and

          (c)  transmit within 30 days after the filing thereof with the Funding
               Note Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of Global Funding pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

     SECTION 8.1    EVIDENCE OF ACTION TAKEN BY A HOLDER.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Funding Note Indenture to be given or taken by any Holder may be embodied in and evidenced
               (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of the Funding Note voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (iii) by a combination of such instrument or instruments and any such record of such meeting of Holders. Except as otherwise expressly provided in the Funding Note Indenture, such action shall become effective when such instrument or instruments are delivered to the Funding Note Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Funding Note Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Funding Note Indenture Trustee and Global

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               Funding, if made in the manner provided in this Article. The record of any meeting of Holders of the Funding Note shall be proved in the manner provided in Section 12.6.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other action of a Holder of any portion of the Funding Note shall bind every future Holder of the same portion of the Funding Note and the Holder of every Funding Note Certificate issued upon the registration of transfer of any portion of the Funding Note represented thereby or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Funding Note Indenture Trustee or Global Funding in reliance thereon, whether or not notation of such action is made upon such Funding Note Certificate.

     SECTION 8.2    PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF FUNDING
NOTE.

          (a) Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Funding Note Indenture Trustee or in such manner as shall be satisfactory to the Funding Note Indenture Trustee.

          (b) The ownership, principal amount and CUSIP number of the Funding Note shall be proved by the Funding Note Register or by a certificate of the Funding Note Indenture Trustee.

     SECTION 8.3 VOTING RECORD DATE. Global Funding may set a record date for purposes of determining the identity of each Holder of the Funding Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Funding
Note Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Funding Note Indenture, only a Holder of the Funding Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 8.4    PERSONS DEEMED TO BE OWNERS. Global Funding, the Funding
Note Indenture Trustee and any agent of Global Funding or the Funding Note Indenture Trustee may deem and treat the Holder of any portion of the Funding Note as the absolute owner of such portion of the Funding Note (whether or not such portion of the Funding Note shall be overdue and notwithstanding any notation of ownership or other writing on the applicable Funding Note Certificate) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Funding Note Indenture, any interest on, and any Additional Amounts with respect to, such portion of the Funding Note and for all other purposes; and neither Global Funding nor the Funding Note Indenture Trustee nor any agent of Global Funding or the Funding Note Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be

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valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon any such portion of the Funding Note.

     SECTION 8.5 ANY PORTION OF FUNDING NOTE OWNED BY GLOBAL FUNDING DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite principal amount of the Funding Note have concurred in any direction, consent or waiver under the Funding Note Indenture, any portion of the Funding Note which is owned by Global Funding or any other obligor on the Funding Note or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Global Funding or any other obligor on the Funding Note shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Funding Note Indenture Trustee shall be protected in relying on any such direction, consent or waiver only a portion of the Funding Note which the Funding Note Indenture Trustee knows is so owned shall be so disregarded. A portion of the Funding Note so owned which has been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Funding Note Indenture Trustee the pledgee's right so to act with respect to such portion of the Funding Note and that the pledgee is not Global Funding or any other obligor upon the Funding Note or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Global Funding or any other obligor on the Funding Note. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Funding Note Indenture Trustee in accordance with such advice. Upon request of the Funding Note Indenture Trustee, Global Funding shall furnish to the Funding Note Indenture Trustee promptly a Trust Certificate listing and identifying the portion of the Funding Note, if any, known by Global Funding to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Funding Note Indenture Trustee shall be entitled to accept such Trust Certificate as conclusive evidence of the facts therein set forth and of the fact that the portion of the Funding Note not listed therein is Outstanding for the purpose of any such determination.

     SECTION 8.6 RIGHT OF REVOCATION OF ACTION TAKEN; BINDING EFFECT OF ACTIONS BY HOLDERS.

          (a) At any time prior to (but not after) the evidencing to the Funding Note Indenture Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage of the principal amount of the Funding Note specified in the Funding
               Note Indenture in connection with such action, any Holder of the Funding Note that has consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Holder.

          (b) Any action taken by the Holders of the percentage in aggregate principal amount of the Funding Note specified in the Funding
               Note Indenture in connection with such action shall be conclusively binding upon Global Funding, the Funding Note Indenture Trustee and the Holders of the Funding Note affected by such action, irrespective of whether or not any

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               notation in regard of any such action is made on the Funding Note
               Certificate.

                                    ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

     SECTION 9.1    SUPPLEMENTAL FUNDING NOTE INDENTURES WITHOUT CONSENT OF
HOLDERS.

          (a) Global Funding and the Funding Note Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Funding Note Indenture (each, a "SUPPLEMENTAL FUNDING NOTE INDENTURE") (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

               (i) for Global Funding to convey, transfer, assign, mortgage or pledge to the Funding Note Indenture Trustee as security for the Funding Note any property or assets;

               (ii) to add to the covenants of Global Funding such further covenants, restrictions, conditions or provisions as Global Funding and the Funding Note Indenture Trustee shall consider to be for the protection of each Holder of the Funding Note, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Funding Note Indenture as set forth in the Funding Note Indenture; PROVIDED, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Funding Note Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Funding Note Indenture Trustee upon such an Event of Default or may limit the right of the Holder Representative to waive such an Event of Default;

               (iii) to cure any ambiguity or to correct or supplement any provision contained in the Funding Note Indenture or in any Supplemental Funding Note Indenture or the Funding Note Certificate which may be defective or inconsistent with any other provision contained in the Funding Note Indenture or in any Supplemental Funding Note Indenture or the Funding Note Certificate; or to make such other provisions in regard to matters or questions arising under the Funding Note Indenture or under any Supplemental Funding Note Indenture or the Funding Note

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                       Certificate as Global Funding may deem necessary or
                       desirable and which shall not adversely affect the interests of the Holders of the Funding Note in any material respect; or

               (iv) to evidence and provide for the acceptance of appointment under the Funding Note Indenture by a successor trustee and to add to or change any of the provisions of the Funding Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Funding Note Indenture by more than one trustee.

          (b) The Funding Note Indenture Trustee is authorized to join with Global Funding in the execution of any such Supplemental Funding
               Note Indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Funding
               Note Indenture Trustee shall not be obligated to enter into any such Supplemental Funding Note Indenture which affects the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture or otherwise.

          (c) Any Supplemental Funding Note Indenture authorized by the provisions of this Section may be executed without the consent of any Holder of any portion of the Funding Note at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

     SECTION 9.2    SUPPLEMENTAL FUNDING NOTE INDENTURES WITH CONSENT OF
HOLDERS.

          (a) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% of the principal amount of the Funding Note at the time Outstanding, Global Funding and the Funding Note Indenture Trustee may, from time to time and at any time, enter into a Supplemental Funding Note Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Funding Note Indenture or of any Supplemental Funding Note Indenture or the Funding Note Certificate or of modifying in any manner the rights of the Holders of the Funding Note; PROVIDED, that no such Supplemental Funding Note Indenture shall:

               (i) change the final maturity of the Funding Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof without the consent of the Holder of any portion of the Funding Note so affected or modify any redemption or repayment provisions applicable to the Funding Note;

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               (ii)    permit the creation of any Lien on the Funding Note
                       Collateral or any part thereof (other than the Security Interest in favor of the Funding Note Indenture Trustee on behalf of the Holders) or terminate the Security Interest as to any part of the Funding Note Collateral, except as permitted by the Funding Note Indenture; or

               (iii) modify any of the provisions of this Section except to increase the aforementioned percentage of the principal amount of the Funding Note required to approve any Supplemental Funding Note Indenture.

          (b) Upon the request of Global Funding, and upon the filing with the Funding Note Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1, the Funding Note Indenture Trustee shall join with Global Funding in the execution of such Supplemental Funding Note Indenture unless such Supplemental Funding Note Indenture affects the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture or otherwise, in which case the Funding
               Note Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Funding Note Indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental Funding Note Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          (d)  Promptly after the execution by Global Funding and the Funding
               Note Indenture Trustee of any Supplemental Funding Note Indenture pursuant to the provisions of this Section, the Funding Note Indenture Trustee shall notify the Holders of the Funding Note, as provided in the Funding Note Indenture, setting forth in general terms the substance of such Supplemental Funding Note Indenture. Any failure of the Funding Note Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Funding Note Indenture.

     SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL FUNDING NOTE INDENTURE. Any Supplemental Funding Note Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture Act. Upon the execution of any Supplemental Funding Note Indenture pursuant to the provisions of the Funding Note Indenture, the Funding Note Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Funding Note Indenture of the Funding Note Indenture Trustee, Global Funding and each Holder of the Funding Note shall thereafter be determined, exercised and enforced under the Funding Note Indenture subject in all respects to such modifications and amendments, and all the

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terms and conditions of any such Supplemental Funding Note Indenture shall be and be deemed to be part of the terms and conditions of the Funding Note Indenture for any and all purposes.

     SECTION 9.4    DOCUMENTS TO BE GIVEN TO FUNDING NOTE INDENTURE TRUSTEE.
The Funding Note Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive a Trust Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Funding Note Indenture complies with the applicable provisions of the Funding Note Indenture.

     SECTION 9.5 NOTATION ON FUNDING NOTE CERTIFICATE IN RESPECT OF SUPPLEMENTAL FUNDING NOTE INDENTURES. Any Funding Note Certificate authenticated and delivered after the execution of any Supplemental Funding Note Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Funding Note Indenture Trustee as to any matter provided for by such Supplemental Funding Note Indenture or as to any action taken at any such meeting. If Global Funding or the Funding Note Indenture Trustee shall so determine, a new Funding Note Certificate representing the Funding Note or any portion thereof so modified as to conform, in the opinion of the Funding Note Indenture Trustee and Global Funding, to any modification of the Funding Note Indenture contained in any such Supplemental Funding Note Indenture may be prepared by Global Funding, authenticated by the Funding Note Indenture Trustee and delivered in exchange for the Funding Note Certificate representing the Funding Note or such portion thereof.

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 10.1 GLOBAL FUNDING MAY MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY UNDER CERTAIN CIRCUMSTANCES. Global Funding may not consolidate with, or merge into, any Person (whether or not affiliated with Global Funding), or sell, lease or convey the property of Global Funding as an entirety or substantially as an entirety, unless:

          (a) the entity formed by such consolidation or into which Global Funding is merged or the Person which acquires by conveyance or transfer the properties and assets of Global Funding substantially as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Funding Note Indenture, executed and delivered to the Funding Note Indenture Trustee, in form satisfactory to the Funding Note Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note and the performance of every covenant of the Funding
               Note Indenture on the part of Global Funding to be performed or observed;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

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          (c)  Global Funding has received written confirmation from any rating agency then rating the Funding Note at the request of Global Funding that such consolidation, merger, conveyance or transfer shall not cause the rating on the Funding Note to be downgraded or withdrawn; and

          (d) Global Funding has delivered to the Funding Note Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such Supplemental Funding Note Indenture comply with this Article and that all conditions precedent provided for in the Funding Note Indenture relating to such transaction have been complied with.

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

     SECTION 11.1   SATISFACTION AND DISCHARGE OF INDENTURE. If at any time
(a) Global Funding shall have paid or caused to be paid all outstanding principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Funding Note, as and when the same shall have become due and payable, or (b) Global Funding shall have delivered to the Funding Note Indenture Trustee for cancellation each Funding Note Certificate representing the Funding Note theretofore authenticated (other than any Funding Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) Global Funding shall have irrevocably deposited or caused to be deposited with the Funding Note Indenture Trustee as trust funds the entire amount in cash (other than funds repaid by any Funding Note Indenture Trustee or any Funding Note Paying Agent to Global Funding in accordance with Section 11.4) sufficient to pay at maturity all amounts payable at maturity on the Funding Note represented by one or more Funding Note Certificates not theretofore delivered to the Funding Note Indenture Trustee for cancellation, including any outstanding principal, interest, premium, Additional Amounts and other amounts due or to become due to such date of maturity as the case may be, and if, in any such case, Global Funding shall also pay or cause to be paid all other sums payable under the Funding Note Indenture by Global Funding, then the Funding Note Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of an apparently mutilated, defaced, destroyed, lost or stolen Funding Note Certificate, (iii) rights of Holders to receive payments of principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Funding Note,
(iv) the rights, obligations and immunities of the Funding Note Indenture Trustee under the Funding Note Indenture and (v) the rights of each Holder as beneficiary of the Funding Note Indenture with respect to the property so deposited with the Funding Note Indenture Trustee payable to all or any of them), and the Funding Note Indenture Trustee, on demand of Global Funding accompanied by a Trust Certificate and an Opinion of Counsel and at the cost and expense of Global Funding, shall execute proper instruments acknowledging such satisfaction of and discharging the Funding Note Indenture. Global Funding agrees to reimburse the Funding Note Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Funding Note Indenture Trustee for any services thereafter reasonably and properly rendered by the Funding Note Indenture Trustee in connection with the Funding Note Indenture or the Funding Note.

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     SECTION 11.2   APPLICATION BY FUNDING NOTE INDENTURE TRUSTEE OF FUNDS
DEPOSITED FOR PAYMENT OF FUNDING NOTE. Subject to Section 11.4, all funds deposited with the Funding Note Indenture Trustee pursuant to Section 11.1 shall be held in trust in accordance with Section 6.5 and applied by it to the payment, either directly or through any Funding Note Paying Agent (including Global Funding acting as its own paying agent), to each Holder of the Funding Note for the payment or redemption of which such funds have been deposited with the Funding Note Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional Amounts or other amounts.

     SECTION 11.3 REPAYMENT OF FUNDS HELD BY FUNDING NOTE PAYING AGENT. In connection with the satisfaction and discharge of the Funding Note Indenture, all funds then held by any Funding Note Paying Agent under the provisions of the Funding Note Indenture shall, upon demand of Global Funding, be repaid to Global Funding or paid to the Funding Note Indenture Trustee and thereupon such Funding Note Paying Agent shall be released from all further liability with respect to such funds.

     SECTION 11.4   RETURN OF FUNDS HELD BY FUNDING NOTE INDENTURE TRUSTEE
AND FUNDING NOTE PAYING AGENT. Any funds deposited with or paid to the Funding
Note Indenture Trustee or any Funding Note Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with respect to, the Funding Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional Amounts or any other amount shall have become due and payable, shall, upon the written request of Global Funding and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to Global Funding by the Funding Note Indenture Trustee or such Funding Note Paying Agent, and each Holder of the Funding Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to Global Funding for any payment which such Holder may be entitled to collect, and all liability of the Funding Note Indenture Trustee or any Funding Note Paying Agent with respect to such funds shall thereupon cease.

                                   ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

     SECTION 12.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of the Funding Note may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Funding Note Indenture to be made, given or taken by Holders of the Funding Note.

     SECTION 12.2   CALL, NOTICE AND PLACE OF MEETINGS.

          (a) Unless otherwise provided in the Funding Note Certificate, the Funding Note Indenture Trustee may at any time call a meeting of Holders of the Funding Note for any purpose specified in Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of

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               the Funding Note, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time Global Funding or the Holder or Holders of at least 10% in principal amount of the Funding Note shall have requested the Funding Note Indenture Trustee to call a meeting of the Holders of the Funding Note for any purpose specified in
               Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Funding Note Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Funding Note Indenture, then Global Funding or the Holder or Holders of the Funding Note in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 12.2.

     SECTION 12.3 PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of the Funding Note, a Person shall be (a) a Holder of any portion of the Funding Note then Outstanding, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of any portion of the Funding Note then Outstanding by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of the Funding Note shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Funding Note Indenture Trustee and its counsel and any representatives of Global Funding and its counsel.

     SECTION 12.4   QUORUM; ACTION.

          (a) The Persons entitled to vote a majority in principal amount of the Funding Note then Outstanding shall constitute a quorum for a meeting of Holders of the Funding Note; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which the Funding Note Indenture expressly provides may be given by the Holders of not less than 66 2/3% in outstanding principal amount of the Funding Note, then Persons entitled to vote 66 2/3% in outstanding principal amount of the Funding Note shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of the Funding Note, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of

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               the reconvening of any adjourned meeting shall be given as provided in Section 12.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the outstanding principal amount of the Funding Note which shall constitute a quorum.

          (b) Except as limited by the proviso to Section 9.2(a), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in outstanding principal amount of the Funding Note; PROVIDED, HOWEVER, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any consent or waiver which the Funding Note Indenture expressly provides may be given by the Holders of not less than 66 2/3% in outstanding principal amount of the Funding Note may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in outstanding principal amount of the Funding Note; and PROVIDED, FURTHER, that, except as limited by the proviso to
               Section 9.2(a), any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Funding Note Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in outstanding principal amount of the Funding Note may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in outstanding principal amount of the Funding Note.

          (c) Any resolution passed or decision taken at any meeting of Holders of the Funding Note duly held in accordance with this Section shall be binding on all the Holders of Funding Note, whether or not such Holders were present or represented at the meeting.

     SECTION 12.5 DETERMINATION OF VOTING RIGHTS; CONDUCT OF ADJOURNMENT OF MEETINGS.

          (a) Notwithstanding any other provisions of the Funding Note Indenture, the Funding Note Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Funding Note in regard to proof of the holding of the Funding Note and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of the Funding Note shall be proved in the manner specified in Section 8.4 and the appointment of any proxy shall be proved in the manner specified in

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               Section 8.2. Such regulations may provide that written
               instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section
               8.2 or other proof.

          (b) The Funding Note Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Global Funding or by Holders of the Funding Note as provided in Section 12.2(b), in which case Global Funding or the Holders of the Funding Note calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in outstanding principal amount of the Funding Note represented at the meeting.

          (c) At any meeting, each Holder of the Funding Note or proxy shall be entitled to one vote for each $1,000 of principal amount of the Funding Note held or represented by such Holder or proxy; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any portion of the Funding Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of the Funding Note or proxy.

          (d) Any meeting of Holders of the Funding Note duly called pursuant to Section 12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in outstanding principal amount of the Funding Note represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION 12.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders of the Funding Note shall be (a) by written ballots on which shall be subscribed the signatures of the Holders of the Funding Note or of their representatives by proxy and the principal amounts of the outstanding portion of the Funding Note held or represented by them or (b) by such other procedures adopted by the Funding Note Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of the Funding Note shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to Global Funding, and another to the Funding Note Indenture Trustee to be preserved by the Funding Note Indenture Trustee, the latter to have attached thereto the ballots

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voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     SECTION 13.1 NO RECOURSE. Notwithstanding anything to the contrary contained in the Funding Note Indenture, or the Funding Note Certificate or Supplemental Funding Note Indenture, none of the Funding Agreement Provider, its officers, directors, affiliates, employees or agents, or any of the Delaware Trustee, the Funding Note Indenture Trustee or the Global Funding Trust Beneficial Owner, or any of their officers, directors, affiliates, employees or agents (the "NON-RECOURSE PARTIES") will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Funding Note. If any Event of Default shall occur with respect to the Funding Note, the right of the Holders of the Funding Note and the Funding Note Indenture Trustee on behalf of such Holders in connection with a claim on the Funding Note shall be limited solely to a proceeding against the Funding Note Collateral. Neither the Holders nor the Funding Note Indenture Trustee on behalf of the Holders will have the right to proceed against the Non-recourse Parties to enforce the Funding Note (except that to the extent they exercise their rights, if any, to seize the relevant Funding Agreement, they may enforce the relevant Funding Agreement against the Funding Agreement Provider) or for any deficiency judgment remaining after foreclosure of any property included in the Funding Note Collateral.

     It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Funding Note or otherwise affect or impair the enforceability against Global Funding of the liens, assignments, rights and the Security Interest created by or pursuant to the Funding Note Indenture, the relevant Funding Note Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Funding Note. Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Funding Note Collateral or any other rights or remedies in law or in equity against Global Funding.

     SECTION 13.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS. Nothing in the Funding Note Indenture or in the Funding Note, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Funding Note Indenture and their successors and the Holders of the Funding Note, any legal or equitable right, remedy or claim under the Funding Note Indenture or under any covenant or provision contained in the Funding Note Indenture, all such covenants and provisions being for the sole benefit of the parties to the Funding Note Indenture and their successors and of the Holders of the Funding Note.

     SECTION 13.3 SUCCESSORS AND ASSIGNS OF GLOBAL FUNDING BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in the Funding Note Indenture contained by or in behalf of Global Funding shall bind its successors and assigns, whether so expressed or not.

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     SECTION 13.4   NOTICES AND DEMANDS ON GLOBAL FUNDING, FUNDING NOTE
INDENTURE TRUSTEE AND ANY HOLDER.

          (a) Except as otherwise provided by this Section, any notice or demand which by any provision of the Funding Note Indenture is required or permitted to be given or served by the Funding Note Indenture Trustee or by any Holder of the Funding Note to or on Global Funding may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided in the Funding Note Indenture) addressed (until another address of Global Funding is filed by Global Funding with the Funding Note Indenture Trustee) to the Delaware Trustee. Any notice, direction, request or demand by Global Funding or any Holder to or upon the Funding Note Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

          (b) Where the Funding Note Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Funding Note Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

          (c) Where the Funding Note Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Funding
               Note Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          (d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to Global Funding and each Holder when such notice is required to be given pursuant to any provision of the Funding Note Indenture, then any manner of giving such notice as shall be satisfactory to the Funding Note Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          (e) Global Funding shall deliver promptly to each rating agency then rating the Funding Note at the request of Global Funding copies of each of the following:

               (i)     any repurchase of the Funding Note pursuant to Section
                       3.3;

               (ii)    any notice of any default or Event of Default;

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               (iii)   any notice of redemption provided by Global Funding
                       pursuant to Section 3.1(d);

               (iv) any notice of change in name, identity, organizational structure, chief executive office, or chief place of business of Global Funding provided by Global Funding pursuant to Section 14.4(a);

               (v)     any Supplemental Funding Note Indenture;

               (vi)    any resignation, removal or appointment under the Funding
                       Note Indenture;

               (vii)   any amendment to any Funding Agreement; and

               (viii) any other information reasonably requested by such rating agency.

          Any such notice shall be addressed to:

          Standard & Poor's Ratings Services,
          a division of The McGraw-Hill Companies, Inc.
          55 Water Street
          New York, NY 10041
          Attention: Capital Markets
          Facsimile: (212) 438-5215

          Moody's Investors Service Inc.
          99 Church Street
          New York, NY 10007
          Attention: Life Insurance Group
          Facsimile: (212) 553-4805

          or such other address previously furnished in writing to Global Funding by the applicable rating agency.

     SECTION 13.5 TRUST CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN.

          (a) Except as otherwise expressly provided in the Funding Note Indenture, upon any application or demand by Global Funding to the Funding Note Indenture Trustee to take any action under any of the provisions of the Funding Note Indenture, Global Funding shall furnish to the Funding Note Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the Funding Note Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the applicable counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Funding Note Indenture relating to such

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               particular application or demand, no additional certificate or opinion need be furnished.

          (b) Each certificate or opinion provided for in the Funding Note Indenture and delivered to the Funding Note Indenture Trustee with respect to compliance with a condition or covenant provided for in the Funding Note Indenture shall include:

               (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such Person, he has made such examination or investigation or has received such certificates, opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          (c) Any certificate, statement or opinion of Global Funding may be based upon a certificate or opinion of or representations by counsel, unless Global Funding knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of Global Funding, upon the certificate, statement or opinion of or representations by Global Funding, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          (d) Any certificate, statement or opinion of Global Funding or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Global Funding, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or

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               opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      (e) Any certificate or opinion of any independent firm of public accountants filed with the Funding Note Indenture Trustee shall contain a statement that such firm is independent.

     SECTION 13.6 GOVERNING LAW. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Funding Note Indenture and the Funding Note shall (unless specified otherwise in the Funding Note Certificate) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of Global Funding's ownership of and security interest in the Funding Agreement(s) or remedies under the Funding Note Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against Global Funding or the Funding Note Indenture Trustee arising out of or relating to the Funding Note Indenture, the Funding Note or any portion of the Funding Note Collateral or other assets of Global Funding may be brought in any state or Federal court in the State of New York, provided that the Funding Note Certificate may specify other jurisdictions as to which Global Funding may consent to the nonexclusive jurisdiction of its courts with respect to the Funding Note.

     SECTION 13.7 COUNTERPARTS. The Funding Note Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.8 TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of the Funding Note Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Funding Note Indenture by Section 318(c) of the Trust Indenture Act (each, an "INCORPORATED PROVISION"), such incorporated provision shall control.

     SECTION 13.9 JUDGMENT CURRENCY. Global Funding agrees, to the fullest extent that it may effectively do so under applicable law, that:

          (a) if for the purposes of obtaining judgment in any court it is necessary to convert the sum due in respect of the Funding Note in the Specified Currency into a currency in which a judgment will be rendered (the "JUDGMENT CURRENCY"), the rate of exchange used (the "REQUIRED RATE OF EXCHANGE") shall be the rate at which in accordance with normal banking procedures the Funding Note Indenture Trustee could purchase in The City of New York the Specified Currency with the Judgment Currency on the date on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Funding
               Note Indenture Trustee could purchase in The City of New York the Specified

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               Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered;

          (b) its obligations under the Funding Note Indenture to make payments in the Specified Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Specified Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Specified Currency expressed to be payable in respect of such payments,
               (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Specified Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Specified Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Funding Note Indenture; and

          (c) it shall indemnify the Holder or Holders of the Funding Note against any loss incurred as a result of any variation between:

               (i) the rate of exchange at which the Specified Currency amount is actually converted into the Judgment Currency for the purpose of that judgment or order; and

               (ii)    the Required Rate of Exchange.

For purposes of this Section, "NEW YORK BANKING DAY" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

                                   ARTICLE 14
                                SECURITY INTEREST

     SECTION 14.1   SECURITY INTEREST.

          (a) To secure the full and punctual payment of the Obligations in accordance with the terms of the Funding Note Indenture and to secure the performance of Global Funding's obligations under the Funding Note and the Funding Note Indenture, Global Funding pledges and collaterally assigns to and with the Funding Note Indenture Trustee for the benefit of each Holder of the Funding Note and any other Person for whose benefit the Funding Note Indenture Trustee is or will be holding the Funding Note Collateral (the "SECURED PARTIES"), and grants to the Funding
               Note Indenture Trustee for the benefit of each Secured Party, a security interest in the Funding Note Collateral, and all of the rights and privileges of Global Funding in and to the Funding Note Collateral (the "SECURITY INTEREST"), effective as of the Original Issue Date of the Funding Note.

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          (b)  It is expressly agreed that anything therein contained to the contrary notwithstanding, Global Funding shall remain liable under each Funding Agreement to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Funding Note Indenture Trustee shall not have any obligations or liabilities by reason of or arising out of the Funding Note Indenture, nor shall the Funding Note Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of Global Funding under or pursuant to such Funding Agreement or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

          (c) The Funding Note Indenture Trustee acknowledges the grant of the Security Interest upon the issuance of the Funding Note, accepts the trusts under the Funding Note Indenture in accordance with the provisions of the Funding Note Indenture and agrees to perform its duties in accordance with the terms of the Funding
               Note Indenture.

     SECTION 14.2 REPRESENTATIONS AND WARRANTIES. Global Funding represents and warrants that, as of the date of the Funding Note Indenture and, in each case, prior to the assignment of each Funding Agreement by Global Funding to the Issuing Trust as contemplated by the terms of the Funding Note and the Coordination Agreement:

          (a) Global Funding owns each Funding Agreement that secures the Obligations and all of the rest of the Funding Note Collateral, free and clear of any Liens other than the Security Interest in the Funding Note Collateral.

          (b) Global Funding has not performed any acts which might prevent the Funding Note Indenture Trustee from enforcing any of the terms of the Funding Note Indenture or which would limit the Funding Note Indenture Trustee in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Funding Note Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Funding Note Collateral. No Funding Note Collateral is in the possession of any Person (other than Global Funding or its agent) asserting any claim thereto or security interest therein, except that the Funding Note Indenture Trustee or its designee may have possession of the Funding Note Collateral as contemplated by the Funding Note Indenture.

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          (c)  Prior to its termination in accordance with Section 14.9, the
               Security Interest constitutes a valid security interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois, Delaware and New York, (ii) the Funding Note Indenture Trustee or its agent shall have taken possession of each applicable Funding Agreement,
               (iii) Global Funding shall have pledged and collaterally assigned each applicable Funding Agreement to the Funding Note Indenture Trustee and given written notice to the Funding Agreement Provider of each such assignment to the Funding Note Indenture Trustee and (iv) the Funding Agreement Provider shall have given its express written consent to such pledge and collateral assignment and affirmed in writing that the Funding Agreement Provider has changed its books and records to reflect such pledge and collateral assignment to the Funding Note Indenture Trustee, the Security Interest shall constitute a first priority perfected security interest in the Funding Note Collateral, enforceable against Global Funding, Global Funding's creditors and any purchaser from Global Funding.

     SECTION 14.3 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Global Funding represents and warrants that, as of the date of the Funding Note Indenture and, in each case, prior to the assignment of each Funding Agreement by Global Funding to the Issuing Trust as contemplated by the terms of the Funding Note and the Coordination Agreement:

          (a) to the extent the creation of a security interest in any Funding Agreement is governed by the applicable UCC, the Funding Note Indenture creates a valid security interest (as defined in the applicable UCC) in each Funding Agreement in favor of the Funding
               Note Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

          (b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

          (c) subject to the grant of security interest, pledge and collateral assignment of Global Funding's estate, right, title and interest in each Funding Agreement, Global Funding is a party to and is the Person entitled to payment under each Funding Agreement on the date of the Funding Note Indenture free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created under the Funding Note Indenture or any Lien otherwise permitted under the Funding Note Indenture;

          (d) to the extent the UCC applies, Global Funding has caused or will have caused, within ten days after the date of the Funding Note Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding Agreement granted to the Funding Note

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               Indenture Trustee for the benefit and security of the Secured
               Parties under the Funding Note Indenture;

          (e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Funding Note Indenture Trustee or a custodian for the Funding
               Note Indenture Trustee (the "CUSTODIAN");

          (f) where all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Custodian, Global Funding has received a written acknowledgment from the Custodian that the Custodian is holding the instruments that constitute or evidence each Funding Agreement solely on behalf of the Funding Note Indenture Trustee;

          (g) except as expressly permitted under the Funding Note Indenture and other than the Security Interest granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties pursuant to the Funding Note Indenture, Global Funding has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding Agreements;

          (h) Global Funding has not authorized the filing of and is not aware of any financing statements against Global Funding that include a description of collateral covering any Funding Agreement other than any financing statement relating to the Security Interest granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture or that has been terminated;

          (i) Global Funding is not aware of any judgment or tax lien filings against Global Funding; and

          (j) none of the instruments that constitute or evidence the Funding Agreements has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Funding Note Indenture Trustee for the benefit and security of the Secured Parties.

     The foregoing representations and warranties shall survive the execution and delivery of the Funding Note. No party to the Funding Note Indenture shall waive any of the foregoing representations and warranties. Global Funding shall maintain the perfection and priority of the Security Interest in each Funding Agreement, prior to the termination of the Security Interest in accordance with
Section 14.9.

     SECTION 14.4   FURTHER ASSURANCES; COVENANTS.

          (a) Global Funding will not change its name, identity or organizational structure in any manner unless it shall have given the Funding Note

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               Indenture Trustee at least 30 days' prior notice thereof and shall have complied with Section 14.4(e). Global Funding will not change the location of its chief executive office or chief place of business unless it shall have given the Funding Note Indenture Trustee at least 30 days' prior notice thereof and shall have complied with Section 14.4(e).

          (b) Global Funding will, from time to time and upon advice of counsel, at Global Funding's expense, prepare, execute, authenticate, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Funding Note Indenture Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate a Security Interest or to enable the Holders of the Funding Note to obtain the full benefits of the Funding Note Indenture, or to enable the Funding Note Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Funding Note Indenture with respect to any Funding Note Collateral. To the extent permitted by applicable law, if Global Funding fails to do so, Global Funding authorizes the Funding Note Indenture Trustee to execute and file financing statements or continuation statements without Global Funding's signature appearing thereon. Global Funding agrees that a carbon, photographic, photostatic or other reproduction of the Funding
               Note Indenture or of a financing statement is sufficient as a financing statement. Global Funding shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning any Funding Note Collateral.

          (c) If any Funding Note Collateral is at any time in the possession or control of any warehouseman, bailee or any of Global Funding's agents or processors, Global Funding shall notify such warehouseman, bailee, agent or processor of the Security Interest created by the Funding Note Indenture and to hold all such Funding Note Collateral for the Funding Note Indenture Trustee's account subject to the Funding Note Indenture Trustee's instructions.

          (d) Global Funding will, promptly upon request, provide to the Funding Note Indenture Trustee all information and evidence it may reasonably request concerning the Funding Note Collateral to enable the Funding Note Indenture Trustee to enforce the provisions of the Funding Note Indenture.

          (e) Not more than six months nor less than 30 days prior to each date on which Global Funding proposes to take any action contemplated by Section 14.4(a), Global Funding shall, at its cost and expense, cause to be delivered to the Funding Note Indenture Trustee an Opinion of Counsel, satisfactory to the Funding Note Indenture Trustee, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or

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               filed in order to perfect and protect the Security Interest for a period, specified in such Opinion of Counsel, continuing until a date not earlier than 18 months from the date of such Opinion of Counsel, against all creditors of and purchasers from Global Funding have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          (f) From time to time upon request by the Funding Note Indenture Trustee, Global Funding shall, at its cost and expense, cause to be delivered to the Funding Note Indenture Trustee an Opinion of Counsel satisfactory to the Funding Note Indenture Trustee as to such matters relating to the Security Interest as the Funding
               Note Indenture Trustee or the Holder Representative may reasonably request.

     SECTION 14.5 GENERAL AUTHORITY. Global Funding irrevocably appoints the Funding Note Indenture Trustee its true and lawful attorney, with full power of substitution, in the name of Global Funding, the Funding Note Indenture Trustee, the Holders of the Funding Note or otherwise, for the sole use and benefit of the Secured Parties, but at Global Funding's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Funding Note Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Funding Note Indenture Trustee were the absolute owner thereof, and

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

PROVIDED that the Funding Note Indenture Trustee shall give Global Funding not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Funding Note Collateral, except any part of the Funding Note Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     SECTION 14.6 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default has occurred and is continuing, the Funding Note Indenture Trustee may exercise on behalf of the Holders of the Funding Note all rights of a secured party under applicable law and, in addition, the Funding Note Indenture Trustee may, without being required to give any notice, except as provided in the Funding Note Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Funding Note Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Funding Note Collateral (including each applicable Funding Agreement) or any part

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thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Funding Note Indenture Trustee may deem satisfactory. Any Holder may be the purchaser of any or all of the Funding Note Collateral so sold at any public sale (or, if the Funding Note Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Global Funding will execute and deliver such documents and take such other action as the Funding Note Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Funding Note Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Funding Note Collateral so sold. Each purchaser at any such sale shall hold the Funding Note Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Global Funding which may be waived, and Global Funding, to the extent permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law. The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Funding Note Indenture Trustee may fix in the notice of such sale. At any such sale the Funding Note Collateral may be sold in one lot as an entirety or in separate parcels, as the Funding Note Indenture Trustee may determine. The Funding Note Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The Funding Note Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Funding Note Collateral on credit or for future delivery, the Funding Note Collateral so sold may be retained by the Funding Note Indenture Trustee until the selling price is paid by the purchaser thereof, but the Funding Note Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Funding Note Collateral so sold and, in the case of any such failure, such Funding Note Collateral may again be sold upon like notice. The Funding Note Indenture Trustee, instead of exercising the power of sale conferred upon it in the Funding Note Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Funding Note Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 14.7 LIMITATION ON DUTIES OF FUNDING NOTE INDENTURE TRUSTEE WITH RESPECT TO FUNDING NOTE COLLATERAL. Beyond the exercise of reasonable care in the custody thereof, the Funding Note Indenture Trustee shall have no duty as to any portion of the Funding Note Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Funding
Note Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Funding Note Collateral in its possession if the Funding Note Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Funding Note Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Funding
Note Indenture Trustee in good faith.

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     SECTION 14.8   CONCERNING THE FUNDING NOTE INDENTURE TRUSTEE. In
furtherance and not in derogation of the rights, privileges and immunities of the Funding Note Indenture Trustee specified in the Funding Note Indenture:

          (a) the Funding Note Indenture Trustee is authorized to take all such action as is provided to be taken by it as Funding Note Indenture Trustee under this Article and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Article (including, without limitation, the timing and methods of realization upon any Funding Note Collateral) the Funding Note Indenture Trustee shall act or refrain from acting in accordance with written instructions from the Holder or Holders of the required percentage of the outstanding principal amount of the Funding Note for any instructions or, in the absence of such instructions, in accordance with its discretion; and

          (b) the Funding Note Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Funding Note Collateral or for the validity, perfection, priority or enforceability of the Security Interest in any of the Funding Note Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Funding Note Indenture.

     SECTION 14.9 TERMINATION OF SECURITY INTEREST. The Security Interest shall terminate and all rights to the Funding Note Collateral shall revert to Global Funding (i) upon the repayment in full of all Obligations or (ii) in connection with the assignment of the Funding Note by Global Funding to the Issuing Trust in accordance with the terms of the Funding Note and the Coordination Agreement. Upon such termination of a Security Interest, and delivery of a certificate by Global Funding to such effect, the Funding Note Indenture Trustee will, at the expense of Global Funding, execute and deliver to Global Funding such documents as Global Funding shall reasonably request to evidence the termination of the Security Interest.

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                                                                     EXHIBIT A-1

        FORM OF FUNDING NOTE RELATED TO SECURED MEDIUM TERM NOTES ISSUED
                   UNDER THE SECURED MEDIUM TERM NOTES PROGRAM

                                      A1-1

                                                                     EXHIBIT A-2

        FORM OF FUNDING NOTE RELATED TO SECURED MEDIUM TERM NOTES ISSUED
                  UNDER THE ALLSTATE LIFE SM CORENOTESM PROGRAM

                                      A2-1

                                                                       EXHIBIT B

                      FORM OF CERTIFICATE OF AUTHENTICATION

     This Funding Note Certificate is one of the Funding Note Certificates representing the Funding Note described in the within-mentioned Funding
     Note Indenture and is being issued in accordance with Section 2.5(f) of the Funding Note Indenture.

                              J.P. MORGAN TRUST COMPANY, NATIONAL
                              ASSOCIATION,
                              as Funding Note Indenture Trustee


                              By:
                                 ------------------------------------------
                                 Authorized Signatory


Dated:

                                       B-1